UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3250 Van Ness Avenue
San Francisco, California 94109
www.williams-sonomainc.com

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	May 31, 2023

TIME:	9:00 a.m. Pacific Time

PLACE:	Virtual meeting via live webcast. Registration is required online at register.proxypush.com/wsm.

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) An advisory vote on executive compensation;

3) An advisory vote on the frequency of an advisory vote to approve executive compensation;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2024; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 5, 2023.

Williams-Sonoma, Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on May 31, 2023 at 9:00 a.m. Pacific Time.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Stockholders who attend the Annual Meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the Annual Meeting.

Access and Log-in Instructions for Virtual Annual Meeting

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 5, 2023, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the Annual Meeting. You will not be able to attend the Annual Meeting in person.

To virtually attend the Annual Meeting, you must register at register.proxypush.com/wsm. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 31, 2023, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the start of the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time.

How Beneficial Owners May Participate in the Virtual Annual Meeting

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual Annual Meeting, you must obtain a control number in advance. This is a different number than what is on your voting instruction form. To obtain a control number, follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting.

If you hold your shares in street name, in order to vote during the virtual Annual Meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

List of Stockholders

During the virtual Annual Meeting, a list of our stockholders of record will be available for viewing by stockholders who signed into the virtual Annual Meeting website with a valid control number by following the instructions on the virtual Annual Meeting website. The names of stockholders of record entitled to vote will also be available for inspection by stockholders of record for 10 days prior to the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109 to arrange for electronic access to the stockholder list.

By Order of the Board of Directors

David King Secretary April 14, 2023

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the virtual Annual Meeting.

i

3250 Van Ness Avenue
San Francisco, California 94109
www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2023 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, May 31, 2023 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held virtually via live webcast. Registration is required online at register.proxypush.com/wsm. Details on how to participate are provided below.

Our Annual Report to Stockholders for the fiscal year ended January 29, 2023, or fiscal 2022, including our financial statements for fiscal 2022, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, or the Notice, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 14, 2023.

Why are you holding a virtual Annual Meeting?

We will be hosting the Annual Meeting virtually to allow stockholders to attend our Annual meeting without the need to travel. The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Stockholders who attend the virtual Annual Meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the Annual Meeting.

How can stockholders attend the virtual Annual Meeting?

If you are a stockholder of record, to attend, vote, and submit questions at the virtual Annual Meeting, you must register at register.proxypush.com/wsm. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 31, 2023, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the start of the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time.

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual Annual Meeting, you must obtain a control number in advance. This is a different number than what is on your voting instruction form. To obtain a control number, follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting website.

If you hold your shares in street name, in order to vote during the virtual Annual Meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

Will you make a list of the stockholders of record entitled to vote at the 2023 Annual Meeting available?

During the virtual Annual Meeting, a list of our stockholders will be available for viewing by stockholders who signed into the virtual Annual Meeting website with a valid control number by following the instructions on the virtual Annual Meeting website. The names of stockholders of record entitled to vote will also be available for inspection by stockholders of record for 10 days prior to the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109 to arrange for electronic access to the stockholder list.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:
1)The election of our Board of Directors;
2)An advisory vote to approve executive compensation;
3)An advisory vote on the frequency of an advisory vote to approve executive compensation;
4)The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2024; and
5)Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record as of the close of business on April 5, 2023, the record date, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date, are entitled to receive notice of and vote on the matters to be considered at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 65,662,563 shares of our common stock outstanding and entitled to vote, and there were 285 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote at the virtual Annual Meeting held via live webcast, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, EQ Shareowner Services, then you may vote your shares:
•on the Internet at www.proxypush.com/wsm; or
•by calling EQ Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on May 30, 2023.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the voting instruction card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, “FOR” “1 Year” as the frequency with which stockholders are provided an advisory vote to approve executive compensation, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2024.

Who may attend the Annual Meeting?

Only stockholders of record as of the close of business on April 5, 2023, the record date, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date, are entitled to vote on the matters to be considered at the Annual Meeting.

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present virtually or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted at the Annual Meeting, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain “non-routine” matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares. Brokers and other nominees may vote without instruction only on “routine” proposals. The proposal to ratify Deloitte & Touche LLP as the company’s independent registered public accounting firm is the only routine proposal on the agenda for our Annual Meeting. The other three proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the seven director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until a successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her conditional resignation to our Board of Directors following certification of the stockholder vote. The Nominations, Corporate Governance and Social Responsibility Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations, Corporate Governance and Social Responsibility Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations, Corporate Governance and Social Responsibility Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposals 2 and 4 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of these proposals.

The outcome of Proposal 2, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For Proposal 3, the frequency of the advisory vote to approve compensation of our named executive officers – every year, every two years, or every three years – receiving the highest number of votes at the Annual Meeting will be the frequency recommended by the stockholders. Proxy cards marked “abstain” and broker non-votes will have no effect on the outcome of the vote. Because your vote is advisory, it will not be binding on us or the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:
•sending written notice of revocation to our Secretary;
•sending a signed proxy card bearing a later date;
•voting by telephone or on the Internet at a later date; or
•attending the virtual Annual Meeting, revoking your proxy and voting virtually.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention:

Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, EQ Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost to us of approximately $10,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Corporate Governance Highlights
✓    Active and ongoing stockholder engagement
✓    Independent Board Chair
✓    Regular Board and committee refreshments with a range of tenures
✓    Diverse Board that provides a range of viewpoints
✓    Annual election of all directors
✓    All directors are independent except the CEO
✓    Majority voting for directors (in uncontested elections)
✓    10-year director term limit
✓    Proxy access rights
✓    Significant share ownership requirements for senior executives and directors
✓    Robust Business Code of Conduct and Ethics
✓    Annual board and committee performance evaluations
✓    No multi-class voting stock or non-voting stock
✓    Director access to experts and advisors, both internal and external

Director Independence and Renomination Considerations

Our Board of Directors has determined that the following former, current, or prospective members of the Board satisfied the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines: Esi Eggleston Bracey, Scott Dahnke, Anne Finucane, Anne Mulcahy, Paula Pretlow, William Ready, Sabrina Simmons, and Frits van Paasschen.

In making this determination in the case of Ms. Finucane, the Board considered her role with Bank of America, N.A., which provides banking services to the company, and determined that Ms. Finucane did not have any direct involvement in our business relationship with Bank of America and that the amounts paid to Bank of America were immaterial.

In making an independence determination in the case of Mr. Ready, the Board considered his roles with Google LLC and Pinterest, Inc., each of which provides certain advertising, marketing and related services to the company, and determined that Mr. Ready did not have any direct involvement in our business relationship with either Google or Pinterest and that the amounts paid to Google and Pinterest were immaterial. Additionally, in making its determination to renominate Mr. Ready to the Board, the Board considered Mr. Ready’s June 2022 appointment as chief executive officer and a member of the board of directors of Pinterest, Inc. In addition to Williams-Sonoma and Pinterest, Mr. Ready also serves on the board of Automatic Data Processing, Inc. Our board evaluated Mr. Ready’s many contributions, including his consistent attendance and participation in Board and committee meetings. Specifically, the Board considered his deep and distinctive operational experience and knowledge of the technology industry’s consumer, payments and money movement spaces, experience in founding, leading, and scaling innovative startups, and cybersecurity expertise. The Board further considered the number of Board objectives for which Mr. Ready provides great insight and value in all of the foregoing respects and the benefit to the Board of his continued service. The Board also believes that Mr. Ready’s new chief executive officer role, which possesses the highest degree of responsibility and leadership in a company, will contribute to and inform his work and service on the Williams-Sonoma Board. Mr. Ready also indicated to us that he will be able to balance his time commitments and devote sufficient time to our Board. Therefore, our Board concluded that Mr. Ready is an invaluable member of our Board who will be able to effectively balance his time commitments and has recommended that Mr. Ready continue to serve our Board.

Accordingly, the Board has determined that none of these individuals has a material relationship with us and that each of these individuals is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, the Board has determined that each member of our Board committees satisfied the independence requirements of the NYSE, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our directors and discussions among our officers and directors.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Board Chair. Mr. Dahnke, an independent director, has served as our Board Chair since June 2020. Our Corporate Governance Guidelines provide that in the event that the Board Chair is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Dahnke is an independent director, we have not appointed a separate Lead Independent Director.

Separating the positions of Chief Executive Officer and Board Chair maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Board Chair provides independent oversight and advice to our management team, and presides over Board meetings.

Board Meetings and Executive Sessions

During fiscal 2022, our Board held a total of four meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period of fiscal 2022 for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the period of fiscal 2022 that such director served. It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2022, executive sessions were led by our Board Chair, Mr. Dahnke.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All seven directors who were nominated for election at our 2022 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations, Corporate Governance and Social Responsibility Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 5, 2023, the functions of each committee, and the number of meetings held during fiscal 2022.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2022

Audit and Finance: Paula Pretlow, Chair Esi Eggleston Bracey William Ready
•Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;
•Prepares the report that the SEC rules require to be included in our annual proxy statement;
•Reviews and recommends policies related to dividend, stock repurchase and foreign currency programs; and
•Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.
11

Compensation: Scott Dahnke, Chair William Ready Frits van Paasschen
•Reviews and determines our executive officers’ compensation;
•Reviews and determines our general compensation goals and guidelines for our employees;
•Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans;
•Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement;
•Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and
•Appoints, sets the compensation of, and determines independence of any compensation consultant or other advisor retained.
3

Nominations, Corporate Governance and Social Responsibility: Frits van Paasschen, Chair Scott Dahnke Anne Finucane
•Reviews and recommends corporate governance policies;
•Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates;
•Considers stockholders’ director nominations and proposals;
•Reviews and determines our compensation policy for our non-employee directors;
•Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation;
•Oversees the evaluation of our Board and our senior management team; and
•Oversees environmental, social, and governance (“ESG”) matters, corporate social responsibility, stockholder engagement and disclosure regarding such matters.
4

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Pretlow is an “audit committee financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

No member of the Audit and Finance Committee may serve on the audit committees of more than three public companies, including the company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit and Finance Committee and discloses such determination in accordance with NYSE requirements. Currently, all members of the Audit and Finance Committee are in compliance with this requirement.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect and is a “non-employee director” under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

Mr. Dahnke, Mr. Ready, and Mr. van Paasschen served as members of the Compensation Committee during fiscal 2022. No member of this committee was at any time during fiscal 2022 or at any other time an officer or employee of the company, or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations, Corporate Governance and Social Responsibility Committee

The Board has determined that each member of the Nominations, Corporate Governance and Social Responsibility Committee is independent under the NYSE rules currently in effect. Each member of the Nominations, Corporate Governance and Social Responsibility Committee is a non-employee director.

During fiscal 2022, in furtherance of the Nominations, Corporate Governance and Social Responsibility Committee’s functions, the Committee took the following actions, among other things:

•Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;
•Evaluated the composition of the committees of the Board;
•Oversaw key initiatives related to ESG, corporate social responsibility, and stockholder engagement;
•Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2023 Proxy Statement; and
•Managed the annual Board self-assessment process.

Director Nominations

 The Nominations, Corporate Governance and Social Responsibility Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:
•The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the current composition and size of the Board;
•The Nominations, Corporate Governance and Social Responsibility Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;
•The Nominations, Corporate Governance and Social Responsibility Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations, Corporate Governance and Social Responsibility Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations, Corporate Governance and Social Responsibility Committee deems appropriate;
•In evaluating the qualifications of candidates for the Board, the Nominations, Corporate Governance and Social Responsibility Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations, Corporate Governance and Social Responsibility Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations, Corporate Governance and Social Responsibility Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations, Corporate Governance and Social Responsibility Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;
•In evaluating and identifying candidates, the Nominations, Corporate Governance and Social Responsibility Committee has the sole authority to retain and terminate any third-party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;
•After such review and consideration, the Nominations, Corporate Governance and Social Responsibility Committee recommends to the Board the slate of director nominees; and
•The Nominations, Corporate Governance and Social Responsibility Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations, Corporate Governance and Social Responsibility Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations, Corporate Governance and Social Responsibility Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations, Corporate Governance and Social Responsibility Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section on page 81.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations, Corporate Governance and Social Responsibility Committee. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations, Corporate Governance and Social Responsibility Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, corporate governance, and ESG. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks and participates in regularly-scheduled Board discussions covering such risks.

Cybersecurity Risk Oversight

The Board, which is comprised entirely of independent directors except for our CEO, takes an active role in oversight of the company’s cybersecurity and data privacy policies. Among other things, at least annually, the Board receives an overview of the company’s cybersecurity program from the company’s management, covering topics such as information security, fraud, data security, and cybersecurity risk and developments, as well as the steps management has taken to monitor and control such exposures. Our Chief Technology Officer and Chief Information Security Officer also periodically update the Board regarding the company’s cybersecurity and data privacy risk mitigation plan, and the status of the company’s progress towards pre-determined risk-mitigation-related goals. Members of the Board are also encouraged to regularly engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to the company’s cybersecurity programs.

The company maintains an information security risk insurance policy and also performs internal penetration testing and vulnerability assessments monthly and engages third-party penetration testers quarterly. An independent Qualified Security Assessor annually reviews security practices and compliance and we train employees on customer data handling and use requirements annually. The company closely monitors emerging data privacy laws and implements changes to our processes to comply with global data privacy regulations. We undertake an annual review of our consumer facing privacy policies and associate privacy policies to ensure compliance. We also proactively inform our customers of substantive changes related to customer data handling.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2022, the Compensation Committee retained an independent consultant, Pay Governance LLC, to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, Pay Governance LLC evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Pay Governance LLC reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Pay Governance LLC concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Environmental, Social and Governance (ESG) Matters

For almost two decades, Williams-Sonoma, Inc. has prioritized sustainability and equity in our business to create a more resilient company. We carry on the legacy that began with the first Williams Sonoma store in 1956—to care for our customers and the communities where we work. Building on that solid foundation, we are positioning our company to mitigate future risks, capture opportunity, and drive impact.

Williams-Sonoma, Inc. is Good by Design—our pillars of Planet, People, and Purpose are the cornerstones of our work and represent a business-integrated ESG strategy. Within these pillars, we set ambitious goals that are woven into our business and that our family of brands plays an active role in achieving.

Our ESG strategy focuses on climate strategy; quality products; responsible materials and production; safe, healthy and inclusive work environments; equity and inclusion; and impactful corporate citizenship. We continue to evolve our ESG strategy in response to a changing environment and with products at the center of our strategy. Today, over 46% of our products are labeled with one or more environmental or social standards, and we strive to reach 75% by 2030.

We will continue to demonstrate that our strong sustainability agenda enables long-term value creation for all our stockholders and drives impact across our operations and supply chain.

We invite you to visit our website and read our annual Impact Report to learn more about our ESG initiatives and impact: www.sustainability.williams-sonomainc.com.

ESG Oversight

Given the alignment of our ESG work with our strategic direction, our Board is highly engaged on the topic of sustainability. Our Nominations, Corporate Governance and Social Responsibility Committee and our Board oversee ESG matters. The Committee oversees corporate policies and programs that speak to long-standing commitments to our associates, supply chain, environment, health and safety, human rights, cybersecurity, and ethics. These policies and programs are relevant to our business, critical to our associates, and important to our customers.

The Board of Directors oversees environmental and social matters by means of updates from our Executive Vice President of Sourcing, Quality Assurance, and Sustainable Development, and through annual updates from the company’s dedicated sustainability team. The sustainability team presents to the full Board at least once a year for the Board to monitor and review existing and proposed strategy, goals, and targets. The Executive Vice President leads both the organization’s dedicated global team of sustainability professionals as well as a working group of cross-functional leaders. An organizational chart summarizing our ESG team structure is below. Additional details about our governance structure can be found in our most recent Impact Report.

Planet

As a multinational retailer with a global supply chain, we are committed to responsible practices across our business—from designing and sourcing responsible products, to reducing waste, to working with suppliers to lower emissions and adopt sustainable business practices. Our work has earned recognition across our industry. We’ve been recognized as a Sustainable Furnishings Council Top Scoring global company for sustainable wood furniture for the past five years, and one of Barron’s 100 Most Sustainable Companies for six years running.

Climate & Energy

We amplified our climate work in the past year, making progress toward our Science-Based Target for emissions reduction across our value chain. We have reported our Scope 1 and 2 greenhouse gas emissions since 2011, and in 2021 set a goal to be carbon neutral in our operations by 2025 and set a Science-Based Target for emissions reduction across our value chain by 2030. Our goals are:

•By 2025, reach carbon neutrality in Williams-Sonoma Inc. operations (Scopes 1 and 2).
•By 2030, reduce absolute Scope 1 and 2 emissions 50% and Scope 3 emissions 14%.

To meet our climate goals, we are focusing on efficiency, renewable energy, lower impact materials, and production. Building on the progress of our cotton and wood goals, we are aligning our preferred materials work with our climate strategy, using materials as part of our efforts to reach our Science-Based Target.

We participate in CDP Climate Change and Forests disclosures annually and were recognized on CDP’s 2022 Supplier Engagement Rating for our engagement with our suppliers on climate change. Our CDP responses and additional detail on our Science-Based Target are available on our website: www.sustainability.williams-sonomainc.com.

In March 2022, we announced a new goal to plant 6 million trees by 2023 in partnership with the Arbor Day Foundation, with participation across Pottery Barn, Pottery Barn Kids and Teen, West Elm, Rejuvenation, and Williams Sonoma Home. This goal doubles an original commitment made by the Pottery Barn Brand in 2021 to plant 3 million trees, one tree for every piece of select indoor wood furniture sold, within the same timeframe.

Responsible Materials

Some of our greatest environmental impacts come from the materials we use in our products. For that reason, responsibly sourced materials and practices are a key focus across all our brands. Building on the progress of our responsible materials goals, which we will continue to maintain, we are expanding our responsible materials work beyond wood and cotton and transitioning to lower-impact materials across our brands. We created a Preferred Materials Framework to evaluate individual materials and guide the transition to lower-impact materials. The framework supports our broader emissions reduction strategy.

We also continue to consider the chemicals and finishes used in our products. We use certifications including GREENGUARD and STANDARD 100 by OEKO-TEX to test that our company-produced products are free from harmful chemicals and volatile inorganic compounds.

Waste & Circularity

In 2022, we drove progress toward our landfill diversion goal with stores implementing waste reduction initiatives, such as backhauling of expanded polystyrene foam to distribution centers where it is recycled. We continued to divert products from landfill into donation streams and to identify opportunities to further waste reduction. We continue to repurpose our scrap waste through textile recycling and donation.

Reporting

We are committed to providing transparent sustainability-related information to our stockholders and other stakeholders. We responded to the Standard & Poor’s Corporate Sustainability Assessment and were listed in the Dow Jones Sustainability Index North America for the first time. We align our annual Impact Report with recognized sustainability frameworks, including the Sustainability Accounting Standards Board (SASB), the Task Force on Climate-Related Financial Disclosures (TCFD), and the U.N. Sustainable Development Goals, and will continue to expand and enhance our sustainability disclosures in the future.

People

From the artisans and factory workers making our products to our associates, taking care of our people is a key priority. We strive to create a workplace where the quality of our engagement with fellow associates, business partners and customers matches the quality of the products and services we bring to the marketplace. These commitments have garnered external recognition including:

•Forbes’ Best Employers for Women 2019-2022;
•Forbes’ Best Employers for Diversity 2020-2022;
•Bloomberg Gender-Equality Index 2021-2023; and
•Great Place to Work Certified.

Ethical Production

We hold our suppliers to high ethical standards, and we are committed to integrity and honesty throughout all aspects of our business. We require our suppliers to adhere to the standards outlined in our Vendor Code of Conduct and accompanying implementation standards, which are informed by the conventions of the International Labour Organization (ILO) and the UN’s Guiding Principles on Business and Human Rights. Hundreds of factories in our audit scope are audited annually by independent third-party audit firms to ensure compliance with our standards relating to labor practices, health and safety, environmental protection, ethical conduct, sub-contracting, management systems, and transparency. Using a continuous improvement model, we work alongside factories to improve working conditions.

Worker Well-being

We go beyond compliance to develop industry-leading initiatives that improve the lives of workers. We set the following goals to deepen our impact:

•By 2025, pay an additional $10 million in Fair Trade Premiums and purchase $50 million in Nest Certified Ethically Handcrafted products.
•By 2030, 75% of product purchases from suppliers who offer worker well-being programs.

Our goals reflect our commitment to increase the well-being and prosperity of the workers in our supply chain, and support craft traditions around the world. We were the first home retailer to bring Fair Trade USA’s factory certification program into the home sector. We also were the founding partner with the non-profit Nest on The Nest Ethical Handcraft Program and the first retailer to feature the Nest Seal of Ethical Handcraft on products.

Through partnership with organizations such as Fair Trade, Nest, VisionSpring and HERproject, we support programs that contribute to a resilient, sustainable supply chain and deliver concrete business value. For every Fair Trade Certified product sold, we pay a premium that goes directly back to workers, who collectively decide how to spend the funds to improve their lives and communities. Nest assesses ethical production outside of traditional factories where production standards end, and lets shoppers know that the items they purchased were ethically made by hand, supporting artisans and home-based craft production.

Diversity, Equity & Inclusion

We firmly believe that working in a culture focused on diversity, equity, and inclusion (DEI) spurs innovation, creates healthy and high-performing teams, and delivers superior customer experiences. In June 2020, we established an Equity Action Plan and formed an Equity Action Committee, including a diverse group of executives and associates, to drive positive change in the fight for racial justice. We continue to honor our commitment to equity through our partnership and donation support with national non-profit leaders. We are focused on creating diverse teams and continue to partner with numerous organizations to diversify our talent pipeline. In addition to our talent initiatives, our brands worked to consciously increase Black representation among our vendors, partners, and collaborators.

As part of our commitment to DEI, we publish gender and ethnicity representation numbers. Some of our key representation statistics for our U.S. workforce as of the end of fiscal 2022 are as follows:

We continue to ensure we bring forward a diverse slate of candidates for all of our corporate roles posted externally, and have seen improvement in both overall representation and hire rate since we launched our Equity Action Plan.

We are a member of CEO Action for Diversity & Inclusion, in which we pledge to “identify and establish associate networks for underrepresented communities to promote diversity and inclusion throughout the company.” Aligned with this goal, we maintain associate equity networks including an LGBTQIA+ Network, Black Associate Network, Veterans Appreciation Network, Hispanic/LatinX Associate Network, Asian WSI Network, and a Disability, Education & Advocacy Network. Our networks are a core part of our Equity Action Plan and they strive to create a culture of connection, belonging, inclusivity, and equity. Ambassadors of these groups are instrumental in organizing celebrations for Diwali, Lunar New Year, Pride, Veteran’s Day, and Black History Month.

Associate Engagement & Well-being

We conduct an annual Associate Opinion Survey to directly engage with and collect feedback from our associates, which we use to improve the experience of our teams. Our human resources department maintains an open-door policy for associates to report concerns, and we provide an anonymous reporting hotline, available in multiple languages and managed by an independent company not affiliated with us.

Purpose

As a values-based business, we rely on our associates to lead and make an impact every day. We cannot succeed without them—from the people working in our stores, to our corporate offices, to our factory floors.

Outside of our operations, our mission of enhancing the quality of people’s lives at home guides our giving and volunteering strategy. We raise funds for and support a range of causes that reflect the passion and dedication of our associates and that resonate with our customers. Through online and in-store donations, special product collaborations, and national and local fundraising, we give back to the communities we serve. We remain committed to our partnerships with St. Jude Children’s Research Hospital, No Kid Hungry, The Trevor Project, AIDS Walk, Canada Children’s Hospitals, and the Arbor Day Foundation. We also support organizations and partners, like Good360 and Habitat for Humanity, that assist those with damaged or lost homes, or those seeking decent, affordable housing. Our Williams-Sonoma, Inc. Foundation also provides need-based grants to our associates directly impacted by federally-declared disasters.

Volunteering deepens our presence in the community, enhances our relationships with customers, and strengthens employee engagement. We support our communities through our associates’ time and leadership, providing 8 hours of paid Community Involvement Time each year to each of our eligible associates, and encourage associates to volunteer for local causes. Associates log an average of over 4,000 volunteer hours annually, choosing where to devote their time, with efforts ranging from school renovations to habitat restoration.

Director Compensation

Fiscal 2022 Highlights

• Emphasis on equity in the overall compensation mix to support alignment with our stockholders.

• Full-value equity grants under a fixed-value annual grant policy with vesting for retention purposes.

• No performance-based equity awards.

• A robust stock ownership guideline to support stockholder alignment.

• A stockholder-approved annual limit on total director compensation.

• No retirement benefits and limited perquisites.

Director Compensation Program

Overview

Our non-employee directors receive cash compensation and equity grants for their service on our Board, with additional cash and equity compensation provided to the Board Chair, the Chair of each Board committee, and members of each Board committee. Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Nominations, Corporate Governance and Social Responsibility Committee. In making such recommendations, the Nominations, Corporate Governance and Social Responsibility Committee takes into consideration the duties and responsibilities of our non-employee directors, the director compensation practices of peer companies, the recommendations of the independent compensation consultant and whether such recommendations align with the interests of our stockholders. The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the total compensation of our non-employee directors and each element of our director compensation program. At the direction of the Nominations, Corporate Governance and Social Responsibility Committee, the Compensation Committee’s independent compensation consultant analyzes the competitive position of our director compensation program against the peer group used for executive compensation purposes.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. A director’s unvested restricted stock units will not count toward satisfying the ownership requirements. As of April 5, 2023, all of our directors have satisfied the ownership requirements or have been on the Board for less than five years.

Stockholder Approved Compensation Limit

Under our stockholder-approved maximum annual limit on non-employee director compensation, stock awards granted during a single fiscal year under the plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director.

Fiscal 2022 Non-Employee Director Compensation

The following table sets forth non-employee director compensation amounts for fiscal 2022.

Fiscal 2022
Per-Committee Meeting Attendance Fee	—
Annual Cash Compensation for Board Service(1)(2)	$80,000
Annual Equity Grant for Board Service(2)(3)(4)	$165,000
Annual Cash Compensation to Board Chair(1)(2)	$100,000
Annual Equity Grant to Board Chair(2)(3)	$100,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$22,500
Annual Equity Grant to Chair of the Audit and Finance Committee(3)	$22,500
Annual Cash Compensation to Chair of the Compensation Committee(1)(2)	$15,000
Annual Equity Grant to Chair of the Compensation Committee(2)(3)	$15,000
Annual Cash Compensation to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(1)	$12,500
Annual Equity Grant to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(3)	$12,500
Annual Compensation to Member of the Audit and Finance Committee(5)	$17,500
Annual Compensation to Member of the Compensation Committee(5)(2)	$15,000
Annual Compensation to Member of the Nominations, Corporate Governance and Social Responsibility Committee(5)(2)	$10,000

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.
(2)	Any cash compensation or equity grant otherwise payable to Scott Dahnke will be paid directly to or transferred from Mr. Dahnke to a non-investment fund affiliate of his employer, of which he does not have any voting or dispositive control.
(3)	The annual equity grant is awarded on the date of the Annual Meeting. Equity grants are made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting, subject to continued service through the vesting date. The number of restricted stock units granted is determined by dividing the total monetary value of each award, as set forth in the table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also receive dividend equivalent payments with respect to outstanding restricted stock unit awards, which are paid upon the vesting of the underlying restricted stock units.
(4)	Directors who are appointed to the Board after the company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.
(5)	Compensation for membership on each Board committee is paid 50% in cash and 50% in equity.

In addition to the compensation described above, non-employee directors received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses received discounts on our merchandise. Non-employee directors may also participate in a deferred stock unit program, pursuant to which non-employee directors may elect, on terms prescribed by the company, to receive 100% of their annual cash compensation to be earned in respect of the applicable fiscal year either in the form of (i) fully vested stock units or (ii) fully vested deferred stock units. Such changes were made to align our director compensation program with competitive market practices and/or to compensate directors fairly for their level of services.

Director Compensation Table

The following table shows the compensation provided to non-employee directors who served during all or a portion of fiscal 2022.

	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation($)(3)(4)	Total ($)
Esi Eggleston Bracey.................................	$88,540	$173,715(5)	$56	$262,311
Scott Dahnke............................................	$199,810	$284,878(6)	$2,181	$486,869
Anne Finucane..........................................	$83,338	$169,878(7)	$19,046	$272,262
Anne Mulcahy..........................................	$31,287	—	$12,399	$43,686
Paula Pretlow...........................................	$97,929	$187,403(8)	$6,350	$291,682
William Ready..........................................	$93,041	$181,135(9)	—	$274,176
Sabrina Simmons......................................	$35,360	—	$139	$35,499
Frits van Paasschen....................................	$100,000	$184,972(10)	$3,293	$288,265

(1)The following directors elected to receive 100% of his or her annual cash compensation for fiscal 2022 either in fully vested stock grants or fully vested deferred stock units: Esi Eggleston Bracey: $88,540; Scott Dahnke: $199,810; William Ready: $93,041; and Anne Mulcahy: $31,287.

(2)Represents the grant date fair value of the restricted stock unit awards granted in fiscal 2022 as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted stock units granted. As of January 29, 2023, the persons who served as non-employee directors during all or a portion of fiscal 2022 held the following numbers of unvested restricted stock units: Esi Eggleston Bracey: 1,358; Scott Dahnke: 2,227; Anne Finucane: 1,328; Anne Mulcahy: 0; Paula Pretlow: 1,465; William Ready: 1,416; Sabrina Simmons: 0; and Frits van Paasschen: 1,446.

(3)Represents the taxable value of discount on merchandise.

(4)Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(5)Represents the grant date fair value associated with a restricted stock unit award of 1,358 shares of common stock made on June 1, 2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $173,715.

(6)Represents the grant date fair value associated with a restricted stock unit award of 2,227 shares of common stock made on June 1, 2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $284,878. Any cash compensation or equity grant otherwise payable to Scott Dahnke will be paid directly to or transferred from Mr. Dahnke to a non-investment fund affiliate of his employer, of which he does not have any voting or dispositive control.

(7)Represents the grant date fair value associated with a restricted stock unit award of 1,328 shares of common stock made on June 1, 2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $169,878.

(8)Represents the grant date fair value associated with a restricted stock unit award of 1,465 shares of common stock made on June 1, 2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $187,403.

(9)Represents the grant date fair value associated with a restricted stock unit award of 1,416 shares of common stock made on June 1, 2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $181,135.

(10)Represents the grant date fair value associated with a restricted stock unit award of 1,446 shares of common stock made on June 1,2022, with a fair value as of the grant date of $127.92 per share for an aggregate grant date fair value of $184,972.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Profile of Director Nominees

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of our directors because of their particular relevance to the company’s business and strategy. While all of these skills were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

Name	Experience/Skills
	Public Company Executive	ESG	Financial	Government Relations/ Public Policy	Growth & Corporate Strategy	International	Marketing & Brand Building	Consumer Goods/ Merchandising	Retail	Supply Chain	Technology
Laura Alber (CEO)	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Esi Eggleston Bracey	✓	✓	✓		✓	✓	✓	✓
Scott Dahnke			✓		✓	✓	✓	✓	✓	✓
Anne Finucane	✓	✓	✓	✓	✓	✓	✓
Paula Pretlow		✓	✓		✓	✓	✓
Bill Ready	✓	✓	✓	✓	✓	✓	✓		✓		✓
Frits van Paasschen	✓		✓		✓	✓	✓	✓	✓	✓

Upon the recommendation of our Nominations, Corporate Governance and Social Responsibility Committee, our Board has nominated the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations, Corporate Governance and Social Responsibility Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 5, 2023, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Nominee
Laura Alber Chief Executive Officer, President, and Director, Williams-Sonoma, Inc. Age 54 Director since 2010

Qualifications, Experience, and Expertise Contributed to the Board

•Extensive retail industry, merchandising, operational, ecommerce, and supply chain experience, including 27 years of experience with the company
•Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Business-to-Business, and Marketplace as well as the company’s global expansion
•Leads the company's ESG initiatives, including the company's equity action plan
__________________________________________________________________________

Experience

•Chief Executive Officer since 2010
•President since 2006
•President, Pottery Barn Brands, 2002 – 2006
•Executive Vice President, Pottery Barn, 2000 – 2002
•Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000
__________________________________________________________________________

Other Boards

U.S. Listed Companies
•Director, salesforce.com, inc. (customer relationship management software) since 2021
•Director, Fitbit, Inc. (fitness trackers), 2016 – 2021
Other
•Trustee, University of Pennsylvania Board of Trustees since 2018
__________________________________________________________________________

Education

•B.A., University of Pennsylvania

Nominee
Esi Eggleston Bracey President, Unilever USA (consumer goods), CEO, Personal Care North America Age 52 Independent Director since 2021 Committee: •Audit and Finance Committee

Qualifications, Experience, and Expertise Contributed to the Board

•Seasoned consumer products and beauty executive with extensive experience in general management, marketing, brand-building, innovation, and leading consumer brands
•Strong understanding of global retail operations and organizational development
•Strong experience in ESG and building diverse, high performing teams
_________________________________________________________________________

Experience

•President, Unilever USA (consumer goods), CEO, Personal Care North America since 2022
•Chief Operating Officer, EVP Beauty & Personal Care, Unilever North America, 2018 – 2022
•President, Consumer Beauty, Coty Inc. (cosmetics) (acquired by Procter & Gamble), 2015 – 2017
•Senior Vice President & General Manager, Global Cosmetics, Procter & Gamble (consumer goods), 2009 – 2016; other roles of increasing responsibility, 1991 – 2008
_________________________________________________________________________

Other Boards

•Director, Six Flags Entertainment Corporation (amusement park operator) since 2020
_________________________________________________________________________

Education

•B.A., Dartmouth College

Nominee
Scott Dahnke

Global co-CEO, L Catterton

Age 57

Independent Director since 2019

Committees:
•Chair of Compensation Committee
•Member of Nominations, Corporate Governance and Social Responsibility Committee

Qualifications, Experience, and Expertise Contributed to the Board

•Extensive experience building brand equity in leading consumer brands
•Substantial expertise in the global retail and consumer industry
_________________________________________________________________________

Experience

•Board Chair
•Global co-CEO since 2016, Managing Partner, 2003 – 2015, L Catterton (private equity)
•Managing Director, Deutsche Bank Capital Partners (private equity), 2002 – 2003
•Managing Director, AEA Investors (private equity), 1998 – 2002
•Chief Executive Officer, infoGROUP Inc. (formerly known as InfoUSA; Nasdaq-listed) (marketing), 1997 – 1998
•Principal (Partner), McKinsey & Company (management consulting), 1991 – 1997
_________________________________________________________________________

Other Boards

•Director, The Honest Company, Inc. (consumer products), 2018 – 2021
•Director, Vroom, Inc. (online car sales platform), 2015 – 2021
•Director, Norwegian Cruise Line Holdings Ltd. (cruise line), 2020 – 2021
•Director, Noodles & Company (restaurant), 2011 – 2019
_________________________________________________________________________

Education

•B.S., University of Notre Dame
•M.B.A., Harvard University

Nominee
© Brigitte Lacombe

Qualifications, Experience, and Expertise Contributed to the Board

•Deep expertise in financial services and strategic marketing
•Extensive leadership experience in ESG and corporate social responsibility
________________________________________________________________________

Experience

•Senior Advisor, TPG Climate Rise Fund (climate-focused investments) since 2022
•Chairman of the Board, Bank of America Europe (financial services), 2018 – 2022
•Vice Chairman, Bank of America Corporation (financial services), 2015 – 2021
•Global Chief Strategy and Marketing Officer, Bank of America, 2005 – 2015
•Chief Marketing Officer, Fleet Bank (financial services, merged with Bank of America in 2004), 1995 – 2004
__________________________________________________________________________________________________________________________

Other Boards

U.S. Listed Companies
•Director, CVS Health Corporation (healthcare and pharmacy) since 2011

Other
•Board Chair, Rubicon Carbon Services, LLC (carbon credits) since 2022
•Director, Water.org (non-profit organization) since 2022
•Director, Mass General Brigham (hospital) since 2015
•Member, Council on Foreign Relations (think tank) since 2011
___________________________________________________________________________

Education

•B.A., University of New Hampshire

Anne Finucane Former Chairman of the Board, Bank of America Europe Age 70 Independent Director since 2021 Committee: •Nominations, Corporate Governance and Social Responsibility Committee

Nominee
Paula Pretlow Former Senior Vice President, The Capital Group Age 67 Independent Director since 2021 Committee: •Chair of the Audit and Finance Committee

Qualifications, Experience, and Expertise Contributed to the Board

•Broad experience in and strong relationships with the financial services industry
•Wide-ranging experience on public and private company boards, including e-commerce and fintech focused companies
________________________________________________________________________

Experience

•Senior Vice President, The Capital Group (investment management), 1999 – 2011
•Senior Vice President, Montgomery Asset Management (asset management), 1997 – 1999
•Principal, BlackRock (formerly Barclays Global Investors) (investment management), 1992 – 1995
_________________________________________________________________________________________________________________________

Other Boards

U.S. Listed Companies
•Director, Vroom, Inc. (online car sales platform) since 2021
•Director, Ares Dynamic Credit Allocation Fund (asset management), 2021 – 2022
•Director, CION/Ares Diversified Credit Fund (asset management), 2016 – 2022

Other
•Director, Greenlight Financial Technologies (fintech) since 2022
•Director, Bitwise Industries (technology ecosystem) since 2020
•Trustee, Harry & Jeanette Weinberg Foundation (charitable foundation) since 2018
•Trustee, Kresge Foundation (charitable foundation) since 2015
_________________________________________________________________________________________________________________________

  Education

•B.A., Northwestern University
•M.B.A., Northwestern University - Kellogg School of Management

Nominee
William Ready Chief Executive Officer and Director, Pinterest, Inc. Age 43 Independent Director since 2020 Committees: •Audit and Finance Committee •Compensation Committee

Qualifications, Experience, and Expertise Contributed to the Board

•Extensive expertise in the digital commerce field, technology industry and leading and scaling high growth companies
•Experience as CEO and board member of a public companies
•Experience in regulated industries with meaningful government relations and public policy interaction
________________________________________________________________________

Experience

•Chief Executive Officer and Director, Pinterest, Inc. (social media company) since 2022
•President of Commerce, Google LLC (internet search company), 2020 – 2022
•Chief Operating Officer, PayPal Holdings, Inc. (digital commerce company), 2016 – 2019
•Senior Vice President, Global Head of Product and Engineering, PayPal Holdings, Inc., 2015 – 2016
•Senior Vice President, Global Head of Merchant and NextGen Commerce, PayPal Holdings, Inc., 2015
•Chief Executive Officer, BrainTree (a mobile and web payment systems company, acquired by PayPal Holdings, Inc. in 2013), 2011 – 2015
_________________________________________________________________________________________________________________________

Other Boards

•Director, Pinterest, Inc. (social media company) since 2022
•Director, Automatic Data Processing, Inc. (human resources software company) since 2016
________________________________________________________________________

Education

•B.S., University of Louisville
•M.B.A., Harvard University

Nominee
Frits van Paasschen

Qualifications, Experience, and Expertise Contributed to the Board

•Extensive expertise in retail and hospitality, with over 15 years of experience as an executive
•Strong understanding of global consumer and retail operations and strategy
________________________________________________________________________________________________________________________

Experience

•Author, The Disruptors’ Feast, published 2017
•President, Chief Executive Officer, Starwood Hotels and Resorts (hotels), 2007 – 2015
•President, Chief Executive Officer, Coors Brewing Company (beer), 2005 – 2007
•GM (President) Europe, Middle East & Africa, 2000 – 2004, GM (President) Americas and Africa, 1998 – 2000, Vice President Strategic Planning, 1997 – 1998, Nike Inc. (athletic footwear and apparel)
•Chair, Supervisory Board, Apollo Hotels (hotels), 2016 –2018
________________________________________________________________________

Other Board

U.S. Listed Companies
•Director, Crown PropTech Acquisitions (special purpose acquisition company) since 2021
•Director, Sonder Holdings Inc. (short-term rental management company) since 2019
•Director, Barclays PLC (banking), 2013 – 2016
•Director, Starwood Hotels and Resorts (hotels), 2007 – 2015

Other
•Member, Supervisory Board, Royal DSM N.V. (life and material sciences) since 2017
•Director, JCrew Group, Inc. (retailer) since 2020
• Director, CitizenM Hotels (hotels) since 2017
________________________________________________________________________

Education

•B.A., Amherst College
•M.B.A., Harvard University

Former President, Chief Executive Officer, Starwood Hotels and Resorts

Age 62

Independent Director since 2017

Committees:
•Chair of the Nominations, Corporate Governance and Social Responsibility Committee
•Member of the Compensation Committee

 Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement as required under Section 14A of the Exchange Act. This proposal is commonly known as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. The company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2024 Annual Meeting.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate a highly qualified executive team to support our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns. Further in alignment with stockholder interests, each of our Named Executive Officers is subject to a stock ownership requirement. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times their base salary in shares of common stock.

Fiscal 2022 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation decisions were made by the Compensation Committee for fiscal 2022.
•CEO Compensation: Ms. Alber’s base salary was increased to $1,600,000 from $1,550,000, a 3.2% increase, after considering her individual performance, an assessment of market data, and her experience in her role. Ms. Alber’s bonus target percentage of 200% of base salary and her annual equity grant ($12,000,000; split evenly between performance stock units, or PSUs, and restricted stock units, or RSUs) remained unchanged for fiscal 2022.
•Base Salaries: Our Named Executive Officers received salary increases to better align with competitive market pay practices.
•Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2022 performance based on the company’s earnings per share goal, the achievement of positive net cash provided by operating activities, business unit performance and the individual performance of our Named Executive Officers.
•Performance-Based and Time-Based Equity: In fiscal 2022, our Named Executive Officers were granted PSUs based on performance against four equally-weighted metrics—revenue growth, earnings growth, return on invested capital and operating cash flow—and RSUs with service vesting. The PSUs are earned based on actual three-year performance against each of the four metrics relative to target, subject to certain pre-established adjustments, and vest on the third anniversary of the grant date. No PSUs are earned for below threshold performance, 50% of target are earned for threshold performance, 100% of target are earned for target performance, 200% of target are earned for above target performance, and 300% of target are earned for maximum performance and above. The RSUs vest 25% per year over a four-year period beginning on the grant date.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2022 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our named executive officers as required under Section 14A of the Exchange Act. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, two years, or three years. We expect to hold another advisory vote with respect to how frequently we should seek an advisory vote on the compensation of our named executive officers at the 2026 Annual Meeting.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually continues to be the most appropriate alternative for the company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation allows us to obtain information on stockholders’ views of the compensation of our named executive officers on a consistent basis, by allowing our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Since the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis, an annual advisory vote will provide the Board and Compensation Committee with the best opportunity to take stockholder sentiment into consideration in making decisions with respect to executive compensation. Finally, we believe an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs. We understand that our stockholders may have different views as to what is the best approach for the company, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold an advisory stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

This frequency vote is advisory and therefore not binding on the Board or the company in any way, and therefore the Board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 28, 2024. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending January 28, 2024, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements since 1980. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2022, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,900,000 for fiscal 2022 and $2,700,000 for fiscal 2021 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Audit-Related Fees

During fiscal 2022 Deloitte billed approximately $100,000 for assurance services, which consisted of limited assurance services for ESG reporting. During fiscal 2021, Deloitte did not perform any assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

During fiscal 2022 and fiscal 2021, Deloitte did not perform any tax consultation services.

All Other Fees

Deloitte billed a total of approximately $2,000 for each of fiscal 2022 and fiscal 2021, for all other fees. All other fees consisted of license fees related to the use of Deloitte's online accounting research tool.

During fiscal 2022 and 2021, Deloitte did not perform any prohibited non-audit services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or consulting services. All fees paid to Deloitte for fiscal 2022 and fiscal 2021 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present virtually or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2024.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees,” we perform the following functions:
•Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;
•Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;
•Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;
•Monitor the company’s compliance with legal and regulatory requirements, in accordance with the Audit and Finance Committee charter;
•Monitor the company’s system of internal controls and internal control over financial reporting;
•Retain independent legal, accounting or other advisors when necessary and appropriate;
•Review and recommend policies related to dividend, stock repurchase and foreign currency programs; and
•Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.
In performing these functions, we took the following actions, among other things, related to fiscal 2022:
•Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2022 and unaudited quarterly condensed consolidated financial statements for fiscal 2022 with management and Deloitte;
•Reviewed, discussed with management, and approved the company’s periodic filings on Forms 10-K and 10-Q;
•Reviewed, discussed with management, and approved all company earnings and guidance press releases;
•Reviewed and discussed the company’s internal controls over financial reporting with management and Deloitte, including the evaluation framework and subsequent assessment of effectiveness;
•Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management, and management’s responses;
•Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;
•Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and
•Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; (iii) our review of critical audit matters; and (iv) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.
During fiscal 2022, we discussed the following other matters, among other things, with Deloitte:
•Deloitte’s responsibilities in connection with the audit of the company’s financial statements;
•Deloitte’s annual letter describing its internal quality control procedures;
•Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and
•Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by the PCAOB and the SEC; and

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2022 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Paula Pretlow, Chair
Esi Eggleston Bracey
William Ready

* This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

A Message from the Compensation Committee of the Board of Directors

Dear Fellow Stockholders,

As we look forward to the 2023 Annual Meeting, this letter highlights our financial accomplishments, business opportunities and challenges, and associate and other stakeholder support initiatives undertaken during fiscal 2022.

Fiscal 2022 marked another record year of financial performance for our company. Despite a challenging macroeconomic backdrop, including disruption within the supply chain and consumer demand fluctuations, we outpaced the industry with our strong comparable revenue growth, maintained high profitability and operating margins, and achieved record earnings per share. These results demonstrate the power of our three key differentiators - our in-house design, our digital-first but not digital-only channel strategy, and our values. They also give us confidence that we have a winning strategy to continue to drive profitable market share gains for the long term.

Key highlights for fiscal year 2022, both financially and for our stockholders, included:

•    Comparable Brand Revenue of 6.5% with a 2-year comp of 28.5% and a 3-year comp of over 45%.

•    GAAP operating margin of 17.3%; non-GAAP operating margin(1) of 17.5%, down 30 basis points and 20 basis points, respectively, from an all-time high last year.

•    GAAP Diluted earnings per share, or EPS, and non-GAAP Diluted EPS(1) of $16.32 and $16.54, respectively.

•    Return on Invested Capital, or ROIC(1), of 49.4%, significantly higher than our peer group average, driven by record earnings.

 •    Three-Year Total Stockholder Return of 92.7% exceeded both our peer group (22.2%) and the S&P 400 Index (30.5%).

Looking ahead, we recognize that there continues to be significant uncertainty and weakening macroeconomic conditions. However, we remain confident that we can continue to gain market share and outperform for all our stakeholders in the year ahead.

Finally, we continued to invest in our relationship with our stockholder community. We have continued our communications with investors to obtain their perspectives on our compensation programs, ESG practices, and overall corporate governance. We were pleased to see that our compensation program was received favorably by our stockholders in 2022, with Say-on-Pay support increasing from 2021 to 2022 from 81% to 98%, based on votes cast. As always, we aim to evolve as an organization and strive for continuous improvement. Thank you for your role in helping us do so.

We invite you to review our proxy Compensation Discussion & Analysis, or CD&A, for more detailed information. We appreciate your ongoing support and seek your feedback, whether virtually or through written correspondence, on our compensation design, community-based initiatives, and path forward.

Sincerely,

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Scott Dahnke, Chair
William Ready
Frits van Paasschen

(1)    A reconciliation of the GAAP to non-GAAP diluted earnings per share, non-GAAP operating margin and the definition of ROIC may be found on page 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference. We have calculated the average ROIC of companies in our peer group using the same methodology by which we calculate our ROIC.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis, or CD&A, describes our 2022 compensation program as it relates to the compensation of our Named Executive Officers, or NEOs. The CD&A provides an overview and analysis of the key elements of our 2022 compensation program, the compensation decisions made by the Compensation Committee under our 2022 compensation program, and the factors that the Compensation Committee considered and the process it followed in making those decisions.

Our NEOs in 2022 were:

Laura Alber	Director, President and Chief Executive Officer

Jeff Howie	Executive Vice President, Chief Financial Officer

Marta Benson	CEO and President, Pottery Barn Brands

David King	Executive Vice President, General Counsel

Alex Bellos	Former President, West Elm Brand

Julie Whalen	Former Executive Vice President, Chief Financial Officer

Executive Summary

The Compensation Committee of the Board of Directors is responsible for the design and execution of the company’s compensation program for executive officers. In designing and administering the program for 2022, the Compensation Committee focused on the following principles:

•    Alignment with stockholders: aligning compensation with stockholder interests through incentive programs that reward achievement of financial and operational results that we believe are the drivers of stockholder value for our company;

•    Accountability for near-term and long-term performance: balancing achievement of near-term and long-term results for our stockholders; and

•    Competitiveness: providing competitive target compensation to ensure that we can attract, retain, and motivate exceptional leadership talent to develop and execute our business strategy.

Performance and Compensation Highlights

Highlights of our strategy, fiscal year performance, and compensation program include:

Company Strategy
•Continued investment in three key differentiators – in-house design, digital-first, not digital-only channel strategy and values – to drive strong profitable growth and market share gains.
•Our Competitive Advantage – market opportunity, key differentiators, growth initiatives, and profitability – leaves us well-positioned to drive growth.
•“People First” values and leading-edge commitment to ESG matters within our industry.

Fiscal 2022 Business Highlights
•Net revenues at all-time highs in 2022, growing to over $8.7 billion, including comparable brand revenue growth of 6.5% on top of last year’s 22.0%.
•Pottery Barn comparable brand revenue up 14.9% on top of last year's growth of 23.9%.
•West Elm comparable brand revenue up 2.5% on top of last year's growth of 33.1%.
•Williams Sonoma Brand comparable brand revenues down 1.7% after last year’s growth of 10.5%.
•Pottery Barn Kids and Teen comparable brand revenues up 0.4% on top of last year’s growth of 11.6%.
•Consolidated e-commerce comparable revenue growth of 4.5% and 18.8% on a 2-year basis, bringing our e-commerce mix to 66% of total revenues.
•GAAP operating income of approximately $1.5 billion, which is approximately 3% higher than in 2021.
•GAAP operating margin of 17.3%; non-GAAP operating margin(1) of 17.5%, only down 20bps to 2021's record high rate and more than 2x higher than 2019.
•GAAP diluted earnings per share (“EPS”) was $16.32 for fiscal 2022 and increased 10.6% versus fiscal 2021. Non-GAAP diluted EPS(1) was $16.54 for fiscal 2022, compared to our 2022 bonus plan non-GAAP diluted EPS goal of $16.42, and increased 11.4% versus fiscal 2021.
•Produced fiscal year 2022 return on invested capital (ROIC)(1) of 49.4%.

2022 Compensation Program
•Annual Bonus: continued to use achievement of EPS performance to fund our bonus plan and allocate awards to reflect brand/operational performance.
•Performance-Based RSUs (“PSUs”): continued to award PSUs that are earned based on achievement of pre-set 3-year goals for revenue growth, earnings growth, ROIC, and operating cash flow.
•Restricted Stock Units (“RSUs”): awarded RSUs with 4-year prorated, time-based vesting to attract and retain talent and reward individual performance and contribution.

2022 CEO Compensation Decisions
•After reviewing factors, including market data, company performance, and individual contributions, the Board of Directors approved a modest increase in Ms. Alber’s 2022 salary, resulting in a small increase in target compensation.

	CEO Pay Component	2022 Amount	% Change from 2021
	Base Salary	$1,600,000	3.2%
	Annual Bonus Target	$3,200,000	3.2%
	PSUs at target (2022-24 performance period)	$6,000,000	0.0%
	RSUs	$6,000,000	0.0%
	Target Total Direct Compensation	$16,800,000	0.9%

2022 CEO Performance Award Outcomes
	CEO Pay Component	2022 Amount	% of Target Award
	Annual Bonus Award	$3,700,000	116%
	Value of PSUs Earned at Fiscal 2022 Year-End (2020-22 performance period)(2)	$30,863,652	200%

Executive Compensation Practices
	What We Have	What We Do Not Have

✓    Rigorous, objective performance goals and EPS-funded bonus pool
✓    Long-term Incentive Program with 3-year goals
✓    Limited perquisites
✓    Competitive stock ownership guidelines and retention requirement
✓    Clawback policy covering cash incentives and stock awards
✓    Double-trigger change-in-control provisions
✓    Independent compensation consultant and Board Compensation Committee
✓    Annual risk assessment of compensation policies and programs

×    No “golden parachute” gross-ups
×    No hedging/pledging/short sales of company stock
×    No dividends paid on unvested shares
×    No options/SARs granted below fair market value
×    No supplemental retirement benefits
×    No repricing or cash out of underwater options/SARs without stockholder approval
×    No excessive severance
×    No single-trigger change-in-control provisions
×    No guaranteed salary increases, bonuses, or long-term incentive awards

Stockholder Outreach and Company Response
•Contacted 16 of our top stockholders, collectively representing approximately 55% of our shares outstanding, to discuss their perspectives on our compensation and governance practices.
•Continued to review our peer group to align with our growth trajectory.
•Made meaningful improvements to our Corporate Responsibility Scorecard and Impact Report (available at sustainability.williams-sonomainc.com).

2023 Peer Group	•Removed Bed Bath & Beyond, Inc. from peer group for 2023 based on its financial performance (see page 46).
(1)      A reconciliation of the GAAP to non-GAAP diluted earnings per share, non-GAAP operating margin and the definition of ROIC may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference.
(2)     Based on a stock price of $126.67, the closing price of our common stock on January 27, 2023, the last business day of fiscal 2022.

Company Values and Strategy

Our compensation programs support Williams-Sonoma’s values and reward execution of our corporate strategy.

Our Values

Our mission is to enhance the quality of our customers’ lives at home and beyond. We put the customer at the center of everything we do, every day, and a short but important list of corporate values guides our actions and decisions.

PEOPLE FIRST

We are committed to an environment that attracts, motivates, and recognizes high performance.

CORPORATE RESPONSIBILITY

We will build sustainability and equity into every corner of our enterprise. We aim to enhance the lives of our stakeholders, communities and the environment.

CUSTOMERS

We are here to serve our customers – without them, nothing else matters.

QUALITY

We take pride in everything we do. From our products to the experience and service we provide—quality is our signature.

PROFIT

We are committed to providing a superior return to our stockholders.
It’s everyone’s job.

Company Strategy

As the world’s largest digital-first, design-led, sustainable home retailer, our vision is to furnish our customers everywhere.

Good by Design

We believe that our longstanding focus on quality, safety, and sustainability sets us apart. By focusing on our pillars – Planet, People, and Purpose – we are uniquely Williams-Sonoma and strive to attract customers, employees, and other stakeholders similarly driven by these shared values.

For more information on our company values, please visit sustainability.williams-sonomainc.com to review our Impact Report.

Momentum

•    Home furnishing lags other retail sectors in online sales penetration. As a digital-first company with retail stores as a competitive advantage, we believe this market fragmentation continues to provide us with a significant opportunity for growth moving forward.

•    As the home furnishings industry shifts online, our digital-first platform is well-positioned to take advantage of this shift in consumer behavior to gain market share.

66%

of our business is ecommerce

#1

non-pure play ecommerce home furnishings retailer*

794M+

ecommerce shopping visits annually

ECOMMERCE REVENUES

($B and % Ecommerce Penetration)

16.6% CAGR
$3.1
54%
$3.3
56%
$4.8
70%
$5.4
66%
$5.7
66%
FY18
FY19
FY20
FY21
FY22

*Source: Digital Commerce 360, Top 500 Report (2022 edition)

Growth Strategy

•    Building on the ongoing strength of our product and channel strategies, we are focusing additional efforts on the significant runway we have for growth and are leveraging our in-house design capability to expand into white space opportunities within and beyond our current markets.

Additional detail regarding our values and strategy can be seen by viewing our 2023 investor presentation, which can be found on our investor relations site: ir.williams-sonomainc.com.

Financial Performance

Fiscal 2022 Performance Highlights

Fiscal 2022 was a year of strong performance for our company, driven by positive comparable brand revenue growth, continued expense management, and strong gross margins. Fiscal 2022 financial achievements included:

Continued Strong Earnings Growth

Financial Metric	Performance	Year-over-Year Growth
GAAP Diluted EPS...........................	$16.32	10.6%
Non-GAAP Diluted EPS(1).................	$16.54	11.4%
Comparable Revenue Growth.............	6.5%	N/A

(1)     A reconciliation of GAAP to non-GAAP diluted earnings per share may be found on page 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference.

 Strong Consolidated and Brand Revenue Growth

Brand	2022 Comparable Revenue Growth (Decline)(1)
Pottery Barn	14.9%
West Elm	2.5%
Pottery Barn Kids and Teen	0.4%
Williams Sonoma	(1.7)%
Total(2)	6.5%

(1)     Comparable brand revenue is calculated on a 52-week basis for fiscal 2022 and includes business-to-business revenues.

(2)     Total comparable brand revenue growth includes the results of Rejuvenation, international franchise operations, and Mark and Graham.

Industry Leading Financial Returns to Stockholders

Financial Metric	Performance	Commentary
Return on Invested Capital(1)...........	49.4%	Significantly higher than our peer group average.
Operating Cash Flow.....................	$1.05B	Maintaining a strong liquidity position.
Returns to Stockholders.................	$1.1B	Through our dividend and share repurchase programs.
Operating Income.........................	$1.5B	An increase of approximately 3.1% over fiscal 2021.
Total Stockholder Return (3-Year)(2)	92.7%	Significantly exceeded peers and S&P 400 (see chart below).
(1)     The definition of ROIC may be found on page 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference. We have calculated the average ROIC of companies in our peer group using the same methodology by which we calculate our ROIC.

(2)     Total Stockholder Return (TSR) calculated as of January 29, 2023.

1-Year TSR & 3-Year TSR

 2022 Compensation Program for Executive Officers

2022 Compensation Program Summary

The table below highlights the components of our executive compensation program and their strong alignment to stockholder interests.

Component	Form	Purpose	Alignment to Stockholder Interests

Base Salary	Cash	•Fixed compensation •Attract and retain NEOs short-term	•High-quality, stable executive leadership •Market-competitive and aligned with scale, scope, and complexity of role
Annual Incentive	Annual Bonus Plan	•Incentivize and reward achievement of carefully designed business / individual objectives •Encourage behaviors that support company’s desired short-term goals and stable, long-term outcomes
•Bonus pool funded based on EPS performance vs. pre-set goal
•Annual goals have consistently been set above prior year performance level
•Actual awards recognize business unit performance against both quantitative and qualitative goals

Long-Term Incentives	Performance-Based RSUs (PSUs)	•Motivate achievement of long-term performance and stockholder value creation •Attract and retain NEOs long-term •Provide opportunity to build ownership
•Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests:
◦Revenue (3-year CAGR)
◦EPS (3-year CAGR)
◦Operating Cash Flow (3-year average)
◦ROIC (3-year average)
•Emphasis on stock price performance

	Time-Based RSUs	•Attract and retain NEOs long-term •Provide opportunity to build ownership •Align interests with stockholders	•Emphasis on stock-price performance
Stock Ownership Guidelines		•Directly aligns interest of NEOs with stockholders
•Value of holdings tied to stock price
•As of the end of fiscal 2022, Ms. Alber held 41x her base salary in company stock (well above her 5x guideline)
•Required to retain at least 50% of net after-tax shares received until the ownership guideline has been achieved

Fiscal 2022 Incentive Payout Summary

We have a strong pay-for-performance philosophy and culture, and we are diligent in critiquing our goals, performance, and associated payouts. Our incentive plans are based on pre-determined goals. Over time, awards have fluctuated significantly, based on financial results and overall performance, resulting in a culture of high-performance and accountability. PSU payouts are formulaic based on financial performance, whereas Annual Bonus Plan awards factor in both financial performance and individual performance, which we feel reflects a holistic and individualized incentive determination. Over the prior nine years (2014-2022), the Annual Bonus Plan’s corporate multipliers (financial performance) have ranged from 81% – 175% of target (average of 117% of target). However, during that time period, upon management’s recommendation, the Compensation Committee has often applied negative discretion in determining actual Bonus Plan pool funding in order to better align pay with performance, and has approved Bonus Plan pool funding amounts ranging from 71% to 175% of target (average of 109% of target). During that same time period, PSUs have paid out between 0% – 200% of target (average payout of 140% of target).

 Annual Bonus Plan

Consistent with the prior year, we used a widened performance range to trigger Bonus Plan pool funding: threshold performance of 90% of target and maximum of 110% of target, with results adjusted, as in prior years, to exclude or include (i) any extraordinary non-recurring or unusual items and (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results, as approved by the Chair of the Compensation Committee. Ultimately, we set an EPS funding goal of $16.42 for the fiscal 2022 Management Bonus Plan. This was 61.8% higher than the fiscal 2021 target ($10.15) and was 10.6% higher than fiscal 2021 adjusted EPS ($14.85).

To determine individual award levels for Executive Officer bonuses, the Compensation Committee considered the following factors: adjusted EPS, delivering stockholder value, employee relations, sustainability, and community stewardship, including progress on ESG-related goals, such as 6 million trees planted by 2023, $10 million paid in Fair Trade Premiums by 2025, and 75% waste diversion from landfills, along with our science-based targets for emissions reduction.

Finally, for participants to be eligible for any bonus payout, achievement of positive net cash flow from operating activities was required in the performance year 2022. As outlined on page 48, this performance trigger was achieved.

The chart below illustrates the year-over-year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as the EPS level achieved for purposes of funding our annual bonus plan for that year. Historically, our performance goal has been consistently set higher than both the previous year’s target and actual EPS performance.

Annual Bonus - EPS Performance Goals
FY14 - FY22

Target
EPS - Plan Results
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
FY 2014
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2021
FY 2022

For fiscal 2022, the annual bonus plan design and results were as follows:

Level	% of Goal	Adjusted EPS Goals	% of Target Pool Funded	Actual Adjusted EPS	Actual Pool Funding
Below Threshold......	< 90%	< $14.78	0%	$16.54(1) (100.7% of $16.42 target)	71%
Threshold................	90%	$14.78	45.3%
Target.....................	100%	$16.42	100.0%
Maximum...............	110%	$18.12	157.9%

(1)     Derived from non-GAAP diluted EPS, with no additional adjustments in fiscal 2022. A reconciliation of GAAP to non-GAAP diluted earnings per share may be found on page 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference.

Based on our EPS performance in fiscal 2022 as measured under our annual bonus plan (non-GAAP diluted EPS of $16.54), the company achieved Bonus Plan pool funding at 100.7% of target and, upon management’s recommendation, the Committee applied negative discretion to reduce funding to 71% of target. The decision to reduce bonus pool funding was based primarily on decreased headcount and lower salaries of the bonus-eligible associates at fiscal year end resulting from associate and senior executive turnover, as well as prorated bonus payouts to new hires who worked less than 12 months of the fiscal year. The Bonus Plan pool funding levels achieved for fiscal 2021 and fiscal 2020 were 171% and 175%, respectively.

Performance-Based RSUs

The PSU grants made in 2020 were subject to achievement of three-year performance, weighted equally across four relevant financial metrics: Revenue (3-year CAGR), EPS (3-year CAGR), Operating Cash Flow (3-year average), and ROIC (3-year average). These performance metrics cover fiscal 2020 through fiscal 2022 and were established at the time of grant.

As with our Annual Bonus Plan, we believe our PSU grants are set using challenging performance targets and are fully aligned with the rigorous expectations and long-term interests of our stockholders. As shown in the chart below, goals for past grants have been consistently set above the median of our peer group’s prior-year performance. The chart below shows the average relative positioning of PSU goals over the past five PSU cycles (FY16 to FY20 PSU programs).

At the time of grant, the Compensation Committee set three-year performance targets for the PSUs covering the fiscal years 2020-2022. Actual performance resulted in the vesting of 200% of the target number of PSUs.

PSU Metric	Goal (at Target)	Actual	Payout (% of Target)
Revenue Growth (3-Year CAGR)..........................	3%	13.7%	200%
EPS (3-Year CAGR)...........................................	3%	53.7%	200%
Operating Cash Flow (3-Year Avg.).......................	$650M	$1,233M	200%
ROIC (3-Year Avg.)............................................	22.5%	46.4%	200%

		TOTAL	200%

2022 Stockholder Outreach

In 2022, we continued our practice of extensive engagement with our largest stockholders, the summary results of which are shown in the table below. As previously disclosed, we heightened our outreach efforts following our Say-on-Pay vote in 2019 and committed to continuing to invest in these crucial relationships long-term.

Extent of Engagement	Company Participants
We contacted 16 of our top stockholders, representing approximately 55% of our shares owned to discuss their perspectives on our compensation and governance practices.
To ensure access to key roles involved in compensation and governance decisions, company participants in the discussions with stockholders included:

•Executive Vice President, Chief Financial Officer
•Executive Vice President, General Counsel
•Executive Vice President, International Sourcing & Sustainable Development
•Senior Vice President, Chief Accounting Officer and Head of Investor Relations
•ESG Program Lead

•We met with six stockholders who in aggregate held approximately 30% of our shares.
•Ten stockholders that we contacted (25% of shares) either confirmed they had no concerns (or did not require a meeting) or did not respond to our request.
•We did not reach out to nine of our top stockholders because they either are known to not engage in investor meetings or are sufficiently familiar with us that management concluded that outreach was not necessary.

Key Themes from Stockholder Engagement

Stockholder Perspectives		What We Did

Area	Feedback	Our Response
Transparency and communication
•Stockholders appreciate ongoing communication and outreach efforts
•Interest in enhanced ESG and executive compensation disclosure
•Request for inclusion of a Director skills matrix in our Proxy Statement

✓    Meaningful enhancements made to our “Good by Design” Impact Report, which was well-received by our investors
✓    Report available at sustainability.williams-sonomainc.com
✓    Consistent improvements to our CD&A focused on transparency, context, readability, and strengthening the linkage between business strategy and compensation design/outcome
✓    Director skills matrix added to Proxy Statement (see page 20)

ESG Focus	•Stockholders appreciate our organizational commitment to ESG and transparency •Desire for continued evolution of compensation programs towards ESG metrics
✓    ESG performance is included in the individual portion of Management Bonus Plan
✓    Set meaningful and ambitious emission reduction goals, including carbon neutral for scopes 1 and 2 by 2025.
✓    Meaningful enhancements made to our “Good by Design” Impact Report, which was well-received by our investors
✓    Report available at sustainability.williams-sonomainc.com

 Our Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the company’s executives. The Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate. The peer group for fiscal 2022 was selected by the Compensation Committee based on the guiding criteria described below, with advice from Pay Governance LLC. Certain peer companies may not meet all selection criteria but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The peer group guiding criteria for fiscal 2022 was as follows:

Our Fiscal 2022 Peer Group

For fiscal 2022, the Compensation Committee reviewed the peer group using the following criteria for selection:

Selection Criteria	Targeted Range
Industry	Home Furnishing Retail; Apparel Retail; E-commerce Companies; Other Select Retailers (online, global brands)
Revenues	$3B – $15B
Market Capitalization	$6B – $25B
Geographic competitor for talent
Performance: growth in revenue and net income; key industry performance metrics
Positive total stockholder returns over the prior one- and three-year periods
Qualitative factors: similar product offerings; key competitor for business/talent; listed as a peer in proxy advisor reports; large or emerging e-commerce presence and/or international presence.

The Compensation Committee made no adjustments to the peer group for 2022 as compared to 2021. The fiscal 2022 peer group consisted of the following 14 companies:

Fiscal 2022 Peer Group
Bed Bath & Beyond, Inc.	Levi Strauss & Co	Tapestry, Inc.
Bath & Body Works, Inc. (formerly L Brands, Inc.)	Lululemon Athletica Inc.	Ulta Beauty, Inc.
Capri Holdings Limited	PVH Corp.	V.F. Corporation
eBay Inc.	Ralph Lauren Corporation	Wayfair Inc.
The Gap, Inc.	RH (Restoration Hardware Holdings)
Our Fiscal 2023 Peer Group

For fiscal 2023, the Compensation Committee reviewed the peer group using revised criteria for selection:

Selection Criteria	Targeted Range
Industry	Home Furnishing Retail; Apparel Retail; E-commerce Companies; Other Select Retailers (online, global brands)
Revenues	$4B – $17B
Market Capitalization	$5B – $20B
Geographic competitor for talent
Performance: growth in revenue and net income; key industry performance metrics
Positive total stockholder returns over the prior one- and three-year periods
Qualitative factors: similar product offerings; key competitor for business/talent; listed as a peer in proxy advisor reports; large or emerging e-commerce presence and/or international presence.

The Compensation Committee made the following adjustments to the peer group:

Peer Companies Added	Peer Companies Removed
None	Bed Bath & Beyond, Inc.

Bed Bath & Beyond, Inc. was removed from our peer group due to its financial performance.

The resulting fiscal 2023 peer group consists of the following 13 companies:

Fiscal 2023 Peer Group
Bath & Body Works, Inc. (formerly L Brands, Inc.)	Levi Strauss & Co	Tapestry, Inc.
Capri Holdings Limited	Lululemon Athletica Inc.	Ulta Beauty, Inc.
eBay Inc.	PVH Corp.	V.F. Corporation
The Gap, Inc.	Ralph Lauren Corporation	Wayfair Inc.
RH (Restoration Hardware Holdings)

Overview of Chief Executive Officer Compensation for Fiscal 2022

In an executive session at a meeting in March 2022, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary, bonus target, and 2022 target equity value. The Compensation Committee recommended increasing Ms. Alber’s base salary to $1,600,000 from $1,550,000, a 3.2% increase. In addition, the Compensation Committee recommended that Ms. Alber’s bonus target (200% of salary, or $3,200,000), and annual equity grant ($12,000,000; split evenly between PSUs and RSUs) remain unchanged from fiscal 2021. Consistent with prior years, the Compensation Committee also considered her individual performance, an assessment of market data, and her experience in her role.

With respect to the fiscal 2022 company-wide bonus pool, the company achieved a Bonus Plan Pool funding level of 100.7% of target pool funding, and upon management’s recommendation, the Committee applied negative discretion to reduce funding to 71% of target. The Compensation Committee determined the payout for Ms. Alber to be at 116% of her target bonus, in alignment with her performance during fiscal 2022. Finally, the company exceeded the performance metrics targets with respect to the PSU grants made in 2020. Based on the formulaic, pre-set payout design, the PSUs vested at 200% of target. For Ms. Alber, whose target grant was 121,827 PSUs, the resulting payout was 243,654 shares.

Compensation Element	Level / Result
Base Salary	$1,600,000
Target Bonus %	200% of salary
Target Bonus $	$3,200,000
Performance-Based RSUs	$6,000,000
Time-Based RSUs	$6,000,000

FY 2022 Annual Bonus Achievement
Actual FY 2022 Bonus %	116% of target
Actual FY 2022 Bonus $	$3,700,000

FY 2020 – FY 2022 PSU Achievement
FY 2020 – 2022 PSU Target Shares	121,827 PSUs
FY 2020 – 2022 PSU Payout %	200% of target shares
FY 2020 – 2022 PSU Payout	243,654 PSUs

Components of Our Compensation Program, 2022 Decisions, and the Decision-Making Process

Our compensation program for our NEOs is made up of four components, as listed below, which are designed to create long-term value for stockholders and to attract, motivate, and retain outstanding executives. These components collectively provide target compensation that is significantly “at risk” and performance-based.

NEO Target Pay Mix

As shown in the charts below, approximately 55% of Ms. Alber’s target compensation is tied directly to performance conditions (bonus and PSUs). An additional 36% is “at risk” via service conditions and stock price (RSUs). The other NEOs, on average, have 42% of target compensation tied directly to performance conditions and another 40% “at risk.” We believe this mix of pay provides strong incentives for our NEOs to remain with the company and continue creating value for our stockholders.

CEO Target Pay Mix	Other NEO Average Target Pay Mix

Base Salary

In March 2022 and September 2022 (in the case of Jeff Howie), the Compensation Committee reviewed and set the fiscal 2022 base salaries of our NEOs, based on individual performance, an analysis of each executive’s experience (as well as past, current and anticipated contributions to the company’s success), the Chief Executive Officer’s recommendations (other than with respect to her own base salary), each executive’s position relative to executives in our peer group, and other market data.

In addition to Ms. Alber, whose base salary increase is described above, the fiscal 2022 base salaries for our NEOs were adjusted as set forth below from fiscal 2021 to better align with market pay practices, and in the case of Mr. Howie to reflect his promotion from Executive Vice President, Chief Administrative Officer to Executive Vice President, Chief Financial Officer, and the increased duties and responsibilities associated with that role.

Named Executive Officer	Fiscal 2022 Base Salary	Percentage Change
Laura Alber	$1,600,000	3.2%
Jeff Howie	$900,000	28.6%
Marta Benson	$950,000	5.6%
David King	$675,000	5.5%
Alex Bellos	$950,000	5.6%
Julie Whalen	$875,000	2.9%
Annual Cash Bonus

Cash bonuses are awarded to our NEOs under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each NEO and threshold, target, and maximum EPS goals under the Bonus Plan, which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a threshold performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount. This threshold performance goal was positive net cash flow provided by operating activities, as disclosed on the company’s consolidated statements of cash flows. This threshold goal was met in fiscal 2022, and the Compensation Committee used negative discretion to determine the actual payout to each NEO based on achievement of the EPS goal and individual performance, as described below.

Fiscal 2022 Bonus Targets

At a meeting held in March 2022, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each NEO. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•    Each executive’s respective responsibilities;

•    The relationship of the bonus target to other compensation elements;

•    Whether the established bonus targets are effective in motivating our executives to deliver strong performance; and

•    The bonus targets set by our peer group.

In executive session at that meeting, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target against our peer group and concluded that her bonus target would remain unchanged for fiscal 2022.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2022 for our NEOs, as detailed in the table below.

The following table shows the target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2022 for our NEOs, which did not change from fiscal 2021.

Named Executive Officer	Fiscal 2022 Target Bonus (as a Percentage of Base Salary)
Laura Alber	200%
Jeff Howie	100%
Marta Benson	100%
David King	100%
Alex Bellos	100%
Julie Whalen	100%

Our Bonus Performance Goal – EPS

The pool from which company-wide bonuses are paid depends on our achievement of an annual EPS goal established by the Compensation Committee. For fiscal 2022, the Compensation Committee set a diluted EPS target of $16.42. Actual diluted EPS for fiscal 2022 is measured under the Bonus Plan by excluding the impact of extraordinary non-recurring charges or unusual items from GAAP diluted EPS for fiscal 2022 and including any amounts payable to covered employees under the Bonus Plan. The company achieved performance of non-GAAP diluted EPS of $16.54, or an achievement at a Bonus Plan pool funding level of 100.7% of target pool funding. However, the Committee applied negative discretion to reduce funding to 71% of target. The decision to reduce bonus pool funding was based primarily on decreased headcount and lower salaries of the bonus-eligible associates at fiscal year end resulting from associate and senior executive turnover, as well as prorated bonus payouts to new hires who worked less than 12 months of the fiscal year. Additional design details and results are provided beginning on page 41.

Individual and Business Unit Bonus Objectives

Once the bonus pool has been funded based on EPS performance under the Bonus Plan, and once the threshold performance goal is achieved, which establishes the maximum potential bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount, individual performance is assessed in order to determine the payout of bonuses from the pool. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may exceed the Bonus Plan’s pool funding level percentage and may be subject to less or no reduction from the maximum amount payable to the executive, based on our achievement of the threshold positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2023, the Compensation Committee reviewed the fiscal 2022 performance of each NEO, other than Ms. Whalen and Mr. Bellos, who ceased to participate in the Bonus Plan following their departure, and considered the recommendations of the Chief Executive Officer for each of the NEOs other than herself. For fiscal 2022, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each participating NEO, which were informed by the following factors:

•    Achievement of established financial and operating objectives for the company and each business unit; and

•    A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance) as outlined in the “Key Accomplishments” table below.

Named Executive Officer	Fiscal 2022 Bonus Amount*	Fiscal 2022 Bonus (as a Percentage of Target)
Laura Alber	$3,700,000	116%
Jeff Howie	$1,750,000	194%
Marta Benson	$2,250,000	205%
David King	$700,000	104%
Alex Bellos	—	—
Julie Whalen	—	—
*    Reflects the Compensation Committee’s exercise of discretion to reduce the maximum potential amount payable to the executive under the Bonus Plan for fiscal 2022.

Named Executive	Key Accomplishments
Laura Alber
Ms. Alber’s leadership has been instrumental to the company’s strong financial performance during her tenure as Chief Executive Officer. Notably, fiscal 2022 saw 10.6% GAAP EPS growth and 11.4% non-GAAP EPS(1) growth, 6.5% comparable brand revenue growth following 22% comparable brand revenue growth last year, an operating margin of 17.5%, and TSR that significantly exceeded the S&P 400 Index on a three-year basis. Since 2019, Ms. Alber has contributed to revenue growth of over 47%, adding $2.8 billion to the topline. She also was instrumental in returning $3.2 billion to stockholders over the last five years through dividends and the company's stock repurchase program. Ms. Alber also led the company’s ESG-related priorities by setting industry-leading goals that drive the company’s continued focus on sustainability, and demonstrate that sustainability supports a resilient operating model and delivers concrete business value. Recent announcements regarding the company's progress towards its ESG goals include: 75% of all products meeting one or more of Williams-Sonoma, Inc.’s social and environmental initiatives by 2030, $50 million investment in purchases of Nest Ethical Handcraft product, and a commitment to double investments in Fair Trade USA® programs by 2025.

Jeff Howie
Mr. Howie, our Chief Financial Officer, is responsible for Financial Planning & Analysis, Treasury, Investor Relations, Accounting, Tax, and Internal Audit. He also operationally oversees Business-to-Business, Real Estate and Store Development, Outlet Division, Pottery Barn Brands Inventory Management, and Corporate Facilities and Security. During his 20-year tenure, Mr. Howie has served in multiple leadership positions across the Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, and Williams Sonoma brands, and most recently served as Williams-Sonoma, Inc.’s Executive Vice President, Chief Administrative Officer. Mr. Howie helped to deliver record Non-GAAP earnings per share results and strong returns to stockholders of approximately $1.1 billion in share repurchases and dividends. He also oversaw the Company’s non-GAAP ROIC of 49.4%, which continues to be significantly above the industry average. Additionally, Mr. Howie facilitated the 166% growth in Business-to-Business over the last two years, oversaw the Company’s retail optimization initiative improving the profitability of our retail fleet, helped deliver Pottery Barn’s industry leading +14.9% comp in FY22, and maintained the safety and security of our corporate facilities through the COVID-19 pandemic and Return-to-Office.

Named Executive	Key Accomplishments
Marta Benson
Under Ms. Benson’s leadership, through effective merchandising and marketing strategies and an innovative product pipeline, Pottery Barn drove $3.6 billion in net revenues, representing 14.9% comparable revenue growth in fiscal 2022, on top of 23.9% comparable revenue growth in fiscal 2021. Under Ms. Benson, Pottery Barn continues to optimize its fleet of stores with remodels and relocations, which continue to outperform prior stores and targets. Ms. Benson has helped build Pottery Barn's entrepreneurial culture and develop incremental initiatives to accelerate growth, including this year's launch of PB Accessible Home, and existing growth initiatives including: Apartment, Marketplace, and Bath Renovation, each of which is contributing to material sales volume. During Ms. Benson's tenure, Pottery Barn has become a leader in sustainable home retailing. Ms. Benson spearheaded a partnership with the Arbor Day Foundation, strengthening our commitment to responsible wood sourcing. In partnership with the Arbor Day Foundation, Pottery Barn committed to planting one tree for every piece of select indoor wood furniture sold. Since launching the campaign 2 years ago, Pottery Barn has contributed to planting 2.4 million trees, which is 80% complete towards the original goal of 3 million trees by 2023. With the company's cross-brand support, we have collectively achieved 3.3 million trees planted, which have absorbed CO2, removed pollutants from the air, and helped filter the water.

David King
Mr. King has served as the company’s General Counsel since 2011. In this role, he is responsible for overseeing the company’s corporate governance, litigation, intellectual property, employment, regulatory, marketing, contract, risk, business continuity, and loss prevention matters. He also manages the legal components of the company’s global, strategic, business development, and ESG initiatives. Mr. King has reduced the company’s legal exposure, assisted with its global expansion, negotiated key contracts, and ensured compliance with regulations. His legal work supports the company’s key differentiators--our in-house design, our digital-first but not digital-only channel strategy, and our values.

(1)    A reconciliation of the GAAP to non-GAAP diluted earnings per share and the definition of Return on Invested Capital may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference.

Long-Term Incentives

The third component of the company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the company. In determining the long-term incentive awards for fiscal 2022, the Compensation Committee considered the strong experience and individual performance of the executive team, the unvested value of equity awards remaining in fiscal 2022, and relevant market data.

In fiscal 2022, equity was granted to our NEOs in the form of PSUs and RSUs. PSUs were granted with variable payout based on achievement of three-year performance goals. The Compensation Committee believes that granting equity in the form of PSUs and RSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool.

Component	Weighting (CEO/NEOs)	Time Frame (Vesting)	Purpose	Performance Linkage
Performance-Based RSUs (PSUs)	50%/40%	3-year performance targets and cliff vesting
•Motivate achievement of the key indicators of company success that best drive stockholder value
•Reward for attainment of long-term performance and stockholder value creation
•Attract and retain NEOs long-term
•Provide opportunity to build ownership in the company

•Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests:
◦Revenue (3-year CAGR)
◦EPS (3-year CAGR)
◦Operating Cash Flow (3-year average)
◦ROIC (3-year average)
•Emphasis on stock price performance

Time-Based RSUs	50%/60%	4-year pro-rated vesting	•Attract and retain NEOs long-term •Provide opportunity to build ownership in the company •Align interests with stockholders	•Emphasis on stock price performance

PSUs earned are variable based on actual performance (subject to certain pre-established adjustments) relative to target, as follows:

Level	% of Target PSUs
Below Threshold...................................	0%
Threshold............................................	50%
Target.................................................	100%
Above Target.......................................	200%
Maximum (and above)...........................	300%

The Compensation Committee established the three-year performance goals for the PSUs by reference to historical company performance, our fiscal 2022 budget, and our three-year earnings growth plan, which were presented to and reviewed by our Board of Directors. The PSU performance period will run from fiscal 2022 through fiscal 2024. We do not disclose the specific goals utilized until the completion of the performance period due to confidentiality and competitive concerns. We believe that the goals were set at challenging levels (above prior-grant goals for all four metrics) and are fully aligned with the rigorous expectations and long-term interests of our stockholders. The performance goals under the 2022-24 PSU plan resulting in payout at 100% and 200% of the target number of PSUs are higher than the goals providing for such payout under the 2020-22 and 2021-23 PSU plans. For the 2022-24 PSU plan, a payout opportunity of 300% of target was included and requires performance at significantly higher levels than required to achieve the maximum payout under the 2020-22 and 2021-23 PSU plans.

In determining the type and number of equity awards granted to each NEO, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•    The executive’s performance and contribution to the profitability of the company;

•    The type and number of awards previously granted to each executive;

•    The executive’s outstanding equity awards;

•    The vesting schedule of the executive’s outstanding equity awards;

•    The optimal mix between long-term incentive awards and other types of compensation, such as base salary and bonus;

•    The relative value of awards offered by peer companies to executives in comparable positions; and

•    Additional factors, including increased responsibilities, succession planning, and retention strategy.

The Compensation Committee believes that each factor influences the number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee considered several factors, including the company’s performance, the assessment by the Compensation Committee of the Chief Executive Officer’s performance, and peer market data.

Annual RSU and PSU equity grants approved by the Compensation Committee in March 2022, with an effective grant date of March 21, 2022 were as follows:

Named Executive Officer	Target Equity Value(1)	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura Alber	$11,999,916	36,545	36,545
Jeff Howie	$2,999,733(2)	12,790	5,481
Marta Benson	$3,999,917	14,618	9,745
David King	$1,999,877	8,527	3,654
Alex Bellos	$3,999,917	14,618	9,745
Julie Whalen	$2,999,897	10,963	7,309

(1)    Please see Grants of Plan-Based Award Table on page 60 for accounting values.
(2)    Excludes the September 2022 award granted to Mr. Howie in connection with his promotion to Chief Financial Officer.

Mr. Bellos’ and Ms. Whalen’s awards terminated for no consideration upon their departure. Additional design details are provided beginning on page 41.

PSUs Granted in Fiscal 2020

In fiscal 2020, the Compensation Committee granted PSUs to Ms. Alber, Mr. Howie, Ms. Whalen, Mr. Bellos, Ms. Benson, and Mr. King. Mr. Bellos’ and Ms. Whalen’s awards terminated for no consideration upon their departure. The PSU grants made in 2020 were subject to achievement of three-year performance, weighted equally across four relevant financial metrics: Revenue (3-year CAGR), EPS (3-year CAGR), Operating Cash Flow (3-year average), and ROIC (3-year average). These performance metrics cover fiscal 2020 through fiscal 2022 and were established in August 2020.

In August 2020, the Compensation Committee set three-year performance targets for the PSUs covering the fiscal years 2020-2022. Actual performance resulted in the vesting of 200% of the target number of PSUs.

PSU Metric	Goal (at Target)	Actual	Payout (% of Target)
Revenue Growth (3-Year CAGR)............................	3%	13.7%	200%
EPS (3-Year CAGR).............................................	3%	53.7%	200%
Operating Cash Flow (3-Year Avg.).........................	$650M	$1,233M	200%
ROIC (3-Year Avg.)..............................................	22.5%	46.4%	200%

		TOTAL	200%
Benefits Provided to Named Executive Officers

Subject to certain limited exceptions, all the benefits offered to our NEOs are offered broadly to our full-time associates. For example, a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements and helps our NEOs maximize the compensation we pay to them. In addition, certain of our long-tenured employees receive benefits under a car allowance program that we no longer offer to new employees. We maintain an Executive Deferred Compensation Plan that is available to all U.S. employees at the level of Vice President and above and provides an opportunity for individual retirement savings on a tax- and cost-effective basis. We do not offer any company match to this benefit plan. We do not sponsor any additional supplemental executive retirement plans. Additionally, employees at the level of Director and above can participate in supplemental life insurance plans that offer enhanced benefits. We believe that these benefits allow our NEOs to concentrate on their responsibilities and our future success. The value of the benefits offered to each of the NEOs is detailed in the Other Annual Compensation from Summary Compensation Table on page 59.

Roles in Determining Executive Compensation

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers the accounting and tax implications of each compensation element, as well as stockholder dilution from any equity awards. The Compensation Committee updates the Board of Directors regarding compensation decisions for executives and for the Chief Executive Officer, except for adjustments to the Chief Executive Officer’s base salary, which are determined by the independent members of the Board. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on our website at ir.williams-sonomainc.com/governance.

In making pay decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes:

•    Each NEO’s achievement of established financial and operating objectives for that executive’s area of responsibility;

•    The compensation opportunity for each NEO relative to the compensation opportunity disclosed by companies in our peer group for the officer’s corresponding position, for each compensation element;

•    Internal positioning among the NEOs; and

•    Whether value and vesting terms of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance, and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being discussed) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and growth potential, as well as each’s equity position and potential compensation payouts. Other members of management are also present at portions of Compensation Committee meetings to provide background information, as necessary.

Role of Independent Compensation Committee Consultant

For fiscal 2022, Pay Governance LLC was the independent executive compensation consultant for the Compensation Committee. Pay Governance LLC provides services only as directed by the Compensation Committee and has no other relationship with the company. The Compensation Committee has reviewed its relationship with Pay Governance LLC and has identified no conflicts of interest.

In fiscal 2022, Pay Governance LLC attended Compensation Committee meetings and provided periodic updates on relevant compensation trends and developments. In addition, Pay Governance provided advice and analysis on topics such as Chief Executive Officer and Executive Officer compensation, Say on Pay, stockholder outreach, risk assessment of the executive compensation program, disclosure, equity utilization, and non-employee director compensation.

Role of Market Data

The Compensation Committee, the Chief Executive Officer, and management believe that knowledge of general market practices and the specific compensation practices of our peer group, listed on page 46, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. When target total direct compensation was set at the beginning of fiscal 2022, the Compensation Committee confirmed the resulting competitive positioning was appropriate for each executive given their individual experience, complexity of role, business unit performance, and the company’s consistently strong operating performance and sustained revenue and earnings growth in recent years.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our NEOs. Executive stock ownership supports the company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

Position	Ownership Guideline
President and Chief Executive Officer	5x Base Salary
Other Named Executive Officers	2x Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, vested but unexercised stock options, performance shares with incomplete performance periods, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above. We do not currently grant stock appreciation rights or stock options to our NEOs.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. As of April 5, 2023, all our NEOs meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level. Ms. Alber’s personal wealth is tied to company performance, and as of April 5, 2023, she held stock worth over 38x her base salary, well above the 5x guideline.

Double-Trigger Change of Control Provisions

Each of our NEOs is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our NEOs are provided with any type of “golden parachute” excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the company’s objectives of:

•    Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•    Ensuring that our executives remain objective and fully dedicated to the company’s business and strategic objectives at a critical time;

•    Facilitating a smooth transition should a change in control occur;

•    Avoiding windfalls, which could occur if payments are made automatically as a result of the transaction; and

•    Mitigating any potential employer liability and avoiding future disputes or litigation by requiring a departing executive to sign a release agreement acceptable to us as a condition to receiving such payments and benefits.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our NEOs and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Agreement” and the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Plan,” beginning on page 64, for more information.

Severance Protection for the Chief Executive Officer

As previously disclosed, we have entered into a severance arrangement with Ms. Alber providing for certain severance benefits in the event of the termination of her employment without cause or if she resigns for good reason, in each case, outside of the change in control context. Such severance benefits are conditioned, among other things, on her execution of a release agreement. The Compensation Committee implemented this arrangement to ensure that she remains focused on the company’s business and strategic objectives rather than potential personal economic exposure and given that Ms. Alber’s departure in such circumstances is due, at least in part, to circumstances not within her control. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 65, for more information.

RSU and PSU Vesting Provisions Upon Death, Disability, or Retirement

Additionally, consistent with the practice of many of our peers and to encourage our employees to remain employed with the company through the date of the applicable vesting event, grants of RSUs, including the PSUs granted to our NEOs, provide for pro-rata vesting upon death or disability, and upon retirement, full vesting in the case of time-based RSUs and pro-rata vesting in the case of PSUs. Retirement is defined as leaving the company at age 70 or later, with a minimum of 15 years of service. PSUs granted to our NEOs vest on a pro-rata basis subject to the achievement of the applicable performance goals in the event of death, disability, or retirement. Currently, none of our NEOs are retirement eligible.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 65, for more information.

Clawback Policy Following Financial Restatement

We currently maintain a clawback policy that provides for the recovery of past payments or awards in the event of a financial restatement. In such event, the Compensation Committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, our executive officers based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Compensation Committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting, or payment of the award that would not have been realized or accrued based on the restated financial results.

On October 26, 2022, the SEC adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules directed the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our clawback policy to reflect these new requirements.
Prohibition of Insider Trading, Hedging and Pledging Company Stock

Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the company’s stock by all officers, employees, and members of the Board, and any consultants, advisors, and contractors to the company and its subsidiaries that the company designates, as well as members of the immediate families and households of these persons. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the company’s stock or the stock of certain business partners. We also prohibit such persons from pledging company stock to secure a loan, or from purchasing company stock on margin. In addition, we prohibit such persons from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade.

Internal Revenue Code Section 162(m)

While Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2022.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Scott Dahnke, Chair William Ready Frits van Paasschen

* This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

Summary Compensation Table for Fiscal 2022, Fiscal 2021, and Fiscal 2020

This table sets forth certain annual and long-term compensation earned by or granted to our Named Executive Officers. For more information on the realized pay of our Named Executive Officers, please see “Overview of Chief Executive Officer Compensation for Fiscal 2022” on page 46, “Components of Our Compensation Program, 2022 Decisions, and the Decision-Making Process,” beginning on page 47, and “PSUs Granted in Fiscal 2020” on page 53.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Laura Alber	2022	$1,592,307	—	$11,999,916	—	$3,700,000	$30,032	$17,322,255
Director, President, and Chief Executive Officer	2021	$1,542,308	—	$11,999,857	—	$7,750,000	$32,162	$21,324,327
	2020	$1,500,743	—	$17,350,601	—	$5,250,000	$32,182	$24,133,526

Jeff Howie	2022	$915,209	—	$6,499,648	—	$1,750,000	$19,661	$9,184,518
Executive Vice President, Chief Financial Officer

Marta Benson	2022	$942,308	—	$3,999,917	—	$2,250,000	$23,160	$7,215,385
CEO and President, Pottery Barn Brands	2021	$892,308	—	$3,249,760	—	$3,000,000	$17,751	$7,159,819
	2020	$850,742	—	$3,802,559	—	$2,000,000	$17,564	$6,670,865

David King	2022	$669,615	—	$1,999,877	—	$700,000	$18,846	$3,388,338
Executive Vice President, General Counsel

Alex Bellos	2022	$587,885	—	$3,999,917	—	—	$22,445	$4,610,247
Former President, West Elm Brand	2021	$892,308	—	$3,249,760	—	$3,000,000	$22,657	$7,164,725
	2020	$850,000	—	$3,802,559	—	$2,000,000	$22,832	$6,675,391

Julie Whalen	2022	$568,269	—	$2,999,897	—	—	$15,523	$3,583,689
Former Executive Vice President, Chief Financial Officer	2021	$850,000	—	$2,999,792	—	$2,100,000	$24,354	$5,974,146
	2020	$850,742	—	$3,802,559	—	$1,500,000	$18,995	$6,172,296

(1)     Variances in the salary column versus annual base salary rate are a result of the timing of paychecks issued in a given fiscal year.

(2)    Represents the grant date fair value of performance stock unit and restricted stock unit awards granted in fiscal 2022, fiscal 2021 and fiscal 2020, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date of the awards (as determined in accordance with FASB ASC Topic 718) by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Pursuant to FASB ASC Topic 718, the grant date fair value of the fiscal 2020 performance stock unit awards was determined using our stock price on the trading day preceding the date the performance goals were set for such awards in August 2020 ($93.17 grant date fair value per unit), rather than our stock price on the trading day preceding the date that the Compensation Committee approved such awards in April 2020 ($49.25 per share), which resulted in the grant date fair value being higher than the target value of such awards.

(3)     The amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $5,999,958 (fiscal 2022), $5,999,928 (fiscal 2021), and $11,350,622 (fiscal 2020); Mr. Howie - $2,299,837 (fiscal 2022); Mr. Bellos – $1,599,934 (fiscal 2022), $1,299,904 (fiscal 2021), and $1,702,589 (fiscal 2020); Ms. Benson – $1,599,934 (fiscal 2022), $1,299,904 (fiscal 2021), and $1,702,589 (fiscal 2020); Mr. King – $599,914 (fiscal 2022) and Ms. Whalen – $1,199,992 (fiscal 2022), $1,199,951 (fiscal 2021), and $1,702,589 (fiscal 2020). Assuming maximum achievement of the performance goal, the fair market value of those performance stock units would be: Ms. Alber – $17,999,874 (fiscal 2022), $17,999,785 (fiscal 2021), and $22,701,244 (fiscal 2020); Mr. Howie – $6,899,510 (fiscal 2022); Mr. Bellos – $4,799,802 (fiscal 2022), $3,899,712 (fiscal 2021), and $3,405,178 (fiscal 2020); Ms. Benson – $4,799,802 (fiscal 2022), $3,899,712 (fiscal 2021), and $3,405,178 (fiscal 2020); Mr. King – $1,799,741 (fiscal 2022); and Ms. Whalen – $3,599,975 (fiscal 2022), $3,599,853 (fiscal 2021), and $3,405,178 (fiscal 2020).

(4)    Represents amounts earned under the company’s 2001 Incentive Bonus Plan for fiscal 2022, fiscal 2021 and fiscal 2020.

(5)    Details are provided in the Other Annual Compensation from Summary Compensation Table below.

(6)    Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

 Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums($)(1)	Matching Contribution to the 401(k) Plan($)(2)	Car Allowance($)	Executive Financial Services($)	Total($)
Laura Alber	2022	$5,382	$9,150	$6,000	$9,500	$30,032(3)
	2021	$5,382	$8,700	$6,000	$12,000	$32,162(4)
	2020	$5,382	$8,550	$6,000	$12,000	$32,182(5)
Jeff Howie	2022	$4,511	$9,150	$6,000	—	$19,661
Marta Benson	2022	$14,010	$9,150	—	—	$23,160
	2021	$8,971	$8,700	—	—	$17,751(4)
	2020	$8,514	$8,550	—	—	$17,564(6)
David King	2022	$3,696	$9,150	$6,000	—	$18,846
Alex Bellos	2022	$1,295	$9,150	—	$12,000	$22,445
	2021	$1,877	$8,700	—	$12,000	$22,657(4)
	2020	$1,782	$8,550	—	$12,000	$22,832(6)
Julie Whalen	2022	$2,873	$9,150	$3,500	—	$15,523
	2021	$4,554	$8,700	$6,000	$5,020	$24,354(4)
	2020	$3,945	$8,550	$6,000	—	$18,995(6)

(1)    Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)    Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers are eligible to participate in our 401(k) plan and received matching contributions from the company of up to $9,150 during calendar year 2022, $8,700 during calendar 2021, and $8,550 during calendar 2020.

(3)    Ms. Alber is permitted to use the corporate aircraft for personal purposes and has fully reimbursed the company for the incremental cost of any flights taken.

(4)    Includes a $80 Work from Home Stipend paid in fiscal 2021.

(5)    Includes a $250 Work from Home Stipend paid in fiscal 2020.

(6)    Includes a $500 Work from Home Stipend paid in fiscal 2020.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2022.

	Grant Date(1)	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)(2)(3)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Laura Alber			—	$3,200,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)	—	—	—	—	—	—	36,545	$5,999,958
	3/21/2022	3/18/2022(6)	—	—	—	18,272	36,545	109,635	—	$5,999,958
Jeff Howie				$900,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)	—	—	—	—	—	—	12,790	$2,099,862
	3/21/2022	3/18/2022(6)	—	—	—	2,740	5,481	16,443	—	$899,871
	9/12/2022	9/12/2022(5)	—	—	—	—	—	—	13,968	$2,099,949
	9/12/2022	9/12/2022(6)	—	—	—	4,656	9,312	27,936	—	$1,399,966
Marta Benson			—	$950,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)	—	—	—	—	—	—	14,618	$2,399,983
	3/21/2022	3/18/2022(6)	—	—	—	4,872	9,745	29,235	—	$1,599,934
David King				$675,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)		—	—	—	—	—	8,527	$1,399,963
	3/21/2022	3/18/2022(6)		—	—	1,827	3,654	10,962	—	$599,914
Alex Bellos			—	$950,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)	—	—	—	—	—	—	14,618	$2,399,983
	3/21/2022	3/18/2022(6)	—	—	—	4,872	9,745	29,235	—	$1,599,934
Julie Whalen			—	$875,000	$10,000,000	—	—	—	—	—
	3/21/2022	3/18/2022(5)	—	—	—	—	—	—	10,963	$1,799,905
	3/21/2022	3/18/2022(6)	—	—	—	3,654	7,309	21,927	—	$1,199,992

(1)    The approval date represents the date that the Compensation Committee approved the stock award. The grant date represents the grant date of the stock awards as determined in accordance with FASB ASC 718, which is the same date that the Compensation Committee determined that the stock award grants would become effective.

(2)    Target potential payment for each eligible executive pursuant to our established incentive targets.

(3)    The Compensation Committee established a threshold performance goal that needed to be satisfied in order for payments under our stockholder-approved 2001 Incentive Bonus Plan to be earned. For fiscal 2022, the Compensation Committee established the threshold performance goal for the 2001 Incentive Bonus Plan as positive net cash flow provided by operating activities as set forth in the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum shown in the table above; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is met at target. For fiscal 2022, the Compensation Committee set the secondary performance goal as a diluted earnings per share target of $16.54 (excluding extraordinary non-recurring charges from GAAP EPS for fiscal 2022, including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the section entitled “Components of our Compensation Program, 2022 Decisions and the Decision-Making Process—Annual Cash Bonus” in the Compensation Discussion and Analysis on page 48, the 2001 Incentive Bonus Plan’s threshold performance goal was achieved and the secondary performance goal was achieved between target and maximum levels, and the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment shown in the table above.

(4)    Represents the grant date fair value of awards granted in fiscal 2022, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date of the awards (as determined in accordance with FASB ASC Topic 718) by the number of units granted.

(5)    Grants of restricted stock units. See the section entitled “Components of our Compensation Program, 2022 Decisions, and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 51 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 61 for more information regarding these grants.

(6)    Grants of performance stock units. See the section entitled “Components of our Compensation Program, 2022 Decisions, and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 51 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 61 for more information regarding these grants.

 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on January 29, 2023.

Name	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)(1)
Laura Alber	36,545(2)	$4,629,155	—	—
	—	—	36,545(3)	$4,629,155
	26,067(4)	$3,301,907	—	—
	—	—	104,268(5)	$13,207,628
	243,654(6)	$30,863,652	—	—
	60,914(7)	$7,715,976	—	—
	26,033(8)	$3,297,600	—	—
Jeff Howie	13,968(9)	$1,769,327	—	—
	—	—	9,312(10)	$1,179,551
	12,790(2)	$1,620,109	—	—
	—	—	5,481(3)	$694,278
	3,041(4)	$385,203	—	—
	—	—	5,211(5)	$660,077
	4,704(11)	$595,856	—	—
	3,134(12)	$396,984	—	—
	6,091(7)	$771,547	—	—
	1,953(8)	$247,387	—	—
Marta Benson	14,618(2)	$1,851,662	—	—
	—	—	9,745(3)	$1,234,399
	8,472(4)	$1,073,148	—	—
	—	—	22,590(5)	$2,861,475
	36,548(6)	$4,629,535	—	—
	21,320(7)	$2,700,604	—	—
	7,593(8)	$961,805	—	—
David King	8,527(2)	$1,080,115	—	—
	—	—	3,654(3)	$462,852
	6,082(4)	$770,407	—	—
	—	—	10,425(5)	$1,320,535
	16,242(6)	$2,057,374	—	—
	16,244(7)	$2,057,627	—	—
	5,207(8)	$659,571	—	—
Alex Bellos	—	—	—	—
Julie Whalen	—	—	—	—

(1)Based on a stock price of $126.67, the closing price of our common stock on January 27, 2023, the last business day of fiscal 2022.

(2)Represents restricted stock units granted on March 21, 2022. The restricted stock units vest as follows: (i) 25% of the units vested on March 21, 2023; (ii) 25% of the units vest on March 21, 2024; (iii) 25% of the units vest on March 21, 2025; and (iv) 25% of the units vest on March 21, 2026, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)Represents performance stock units granted on March 21, 2022. The grant date for these purposes is the date that the Compensation Committee approved the grant of the performance stock units. The performance stock units vest on March 21, 2025, subject to continued

service and achievement of performance criteria. As required under the SEC rules, the shares above reflect a hypothetical target payout of 100% based on performance trending through the end of fiscal 2022. Actual amounts paid may be lower and will not be determined until the completion of the performance period. This award has a potential payout range of 0% for below threshold performance to 300% for maximum performance depending on the extent to which the performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)Represents restricted stock units granted on April 15, 2021. The restricted stock units vest as follows: (i) 25% of the units vested on April 15, 2022; (ii) 25% of the units vest on April 15, 2023; (iii) 25% of the units vest on April 15, 2024; and (iv) 25% of the units vest on April 15, 2025, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)Represents performance stock units granted on April 15, 2021. The grant date for these purposes is the date that the Compensation Committee approved the grant of the performance stock units. The performance stock units vest on April 15, 2024, subject to continued service and achievement of performance criteria. As required under the SEC rules, the shares above reflect a hypothetical maximum payout of 300% based on performance trending above target through the end of fiscal 2022. Actual amounts paid may be lower and will not be determined until the completion of the performance period. This award has a potential payout range of 0% for below threshold performance to 300% for maximum performance depending on the extent to which the performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)Represents performance stock units granted on April 16, 2020. The performance stock units will vest on April 16, 2023, subject to continued service. The shares above reflect a payout of 200% based on actual achievement of the performance criteria. See the section entitled “Components of our Compensation Program, 2022 Decisions, and the Decision-Making Process—PSUs Granted in Fiscal 2020” in the Compensation Discussion and Analysis beginning on page 53 for more information regarding the achievement of the performance criteria. In addition, upon vesting, the executive will receive a cash payment equal to dividends declared between the grant date and the vesting date.

(7)Represents restricted stock units granted on April 16, 2020. The restricted stock units vest as follows: (i) 25% of the units vested on April 16, 2021; (ii) 25% of the units vest on April 16, 2022; (iii) 25% of the units vest on April 16, 2023; and (iv) 25% of the units vest on April 16, 2024, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(8)Represents restricted stock units granted on April 18, 2019. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2020; (ii) 25% of the units vested on April 18, 2021; (iii) 25% of the units vest on April 18, 2022; and (iv) 25% of the units vest on April 18, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(9)Represents restricted stock units granted on September 12, 2022. The restricted stock units vest as follows: (i) 25% of the units vested on September 12, 2023; (ii) 25% of the units vested on September 12, 2024; (iii) 25% of the units vest on September 12, 2025; and (iv) 25% of the units vest on September 12, 2026, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(10)Represents performance stock units granted on September 12, 2022. The performance stock units vest on March 21, 2025, subject to continued service and achievement of performance criteria. As required under the SEC rules, the shares above reflect a hypothetical target payout of 100% based on performance trending above target through the end of fiscal 2022. Actual amounts paid may be lower and will not be determined until the completion of the performance period. This award has a potential payout range of 0% for below threshold performance to 300% for maximum performance depending on the extent to which the performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(11)Represents restricted stock units granted on February 23, 2021. The restricted stock units vest as follows: (i) 25% of the units vested on February 23, 2022; (ii) 25% of the units vested on February 23, 2023; (iii) 25% of the units vest on February 23, 2024; and (iv) 25% of the units vest on February 23, 2025, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(12)Represents performance stock units granted on February 23, 2021. The performance stock units will vest on April 16, 2023, subject to continued service. The shares above reflect a payout of 200% based on actual achievement of the performance criteria. See the section entitled “Components of our Compensation Program, 2022 Decisions, and the Decision-Making Process—PSUs Granted in Fiscal 2020” in the Compensation Discussion and Analysis beginning on page 53 for more information regarding the achievement of the performance criteria. In addition, upon vesting, the executive will receive a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards held by our Named Executive Officers during fiscal 2022.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laura Alber	304,201	$45,319,865
Jeff Howie	9,885	$1,447,423
Marta Benson	57,875	$8,622,218
David King	31,920	$4,755,442
Alex Bellos	61,010	$9,089,270
Julie Whalen	51,603	$7,687,815

(1)    The value realized upon vesting is calculated as the closing price of our stock on the trading day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2022.

Nonqualified Deferred Compensation

The following table reflects amounts deferred under the Executive Deferred Compensation Plan by our Named Executive Officers Plan.

Name	Executive Contributions in Fiscal 2022 (1)	Registrant Contributions in Fiscal 2022	Aggregate Earnings (Loss) in Fiscal 2022 (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at January 29, 2023 (3)
Laura Alber	—	—	—	—	—
Jeff Howie	$515,846	—	$(113,120)	—	$2,741,151
Marta Benson	—	—	$(68,015)	$629,858	$1,265,276
David King	—	—	—	—	—
Alex Bellos	—	—	—	—	—
Julie Whalen	—	—	—	—	—

(1)    These amounts represent executive contributions attributable to fiscal 2022, and are included in the Summary Compensation Table for fiscal 2022 in the salary and bonus columns.

(2)    None of the earnings in this column are included in the Summary Compensation Table for fiscal year 2022 because they were not preferential or above market.

(3)    Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2022: Ms. Benson, $2,257,439.

Participation in the Executive Deferred Compensation Plan is limited to a group of select management and highly compensated employees. In fiscal 2022, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are an unsecured promise to pay in the future. Although no investments are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10, 15 or 20 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $15,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

 Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Management Retention Agreement

We entered into an amended and restated management retention agreement with Laura Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as described below.

Management Retention Plan

Effective as of March 24, 2022, we amended and restated the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan restates all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Mr. Howie, Ms. Benson, and Mr. King are subject to the EVP Retention Plan. The EVP Retention Plan will remain in effect through March 23, 2025, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits (such provision, a “better after-tax” provision).

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Amended and Restated Employment Agreement with Laura Alber

We entered into an amended and restated employment agreement with Laura Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

 For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 29, 2023 if her employment had been terminated in various situations, without taking into account the “better after-tax” provision or applicable taxes.

Compensation and Benefits	Termination Without Cause or for Good Reason (No Change-of-Control)	Termination Without Cause or for Good Reason (Change-of-Control)	Death/Disability
Base Salary(1)	$3,200,000	$3,200,000	$3,200,000(2)
Bonus Payment(3)	$11,000,000	$11,000,000	$11,000,000(2)
Equity Awards(4)(5)	$41,433,250(6)	$43,408,162(7)	$41,433,250(6)
Health Care Benefits(8)	$54,000	$36,000	$54,000

(1)    Represents 200%, or 24 months, of Ms. Alber’s base salary as of January 29, 2023.

(2)    Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)    Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to January 29, 2023.

(4)    Value is based on a stock price of $126.67, the closing price of our common stock on January 27, 2023, the last business day of fiscal 2022.

(5)    For illustrative purposes only, performance stock units are estimated at target.

(6)    Represents the sum of (i) $17,998,540 for acceleration of vesting of 142,090 restricted stock units and (ii) $23,434,710 for acceleration of vesting of 185,006 performance stock units.

(7)    Represents the sum of (i) $18,944,639 for acceleration of vesting of 149,559 restricted stock units and (ii) $24,463,523 for acceleration of vesting of 193,128 performance stock units.

(8)    Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of January 29, 2023 under the EVP Retention Plan if, within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason, without taking into account the “better after-tax” provision or applicable taxes.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)	Health Care Benefits(4)
Jeff Howie	$1,800,000	$2,700,000	$7,681,775(5)	$36,000
Marta Benson	$1,900,000	$4,166,667	$11,090,212(6)	$36,000
David King	$1,350,000	$2,150,000	$6,499,438(7)	$36,000
Alex Bellos	—	—	—	—
Julie Whalen	—	—	—	—

(1)     Represents 200% of each Named Executive Officer’s base salary as of January 29, 2023.

(2)     Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to January 29, 2023.

(3)     Value is based on a stock price of $126.67, the closing price of our common stock on January 27, 2023, the last business day of fiscal 2022.

(4)     Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)     Represents the sum of (i) $5,389,428 for acceleration of vesting of 42,547 restricted stock units and (ii) $2,292,347 for acceleration of vesting of 18,097 performance stock units.

(6)     Represents the sum of (i) $6,587,220 for acceleration of vesting of 52,003 restricted stock units and (ii) $4,502,992 for acceleration of vesting of 35,549 performance stock units.

(7)     Represents the sum of (i) $4,567,720 for acceleration of vesting of 36,060 restricted stock units and (ii) $1,931,718 for acceleration of vesting of 15,250 performance stock units.

Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Restricted stock units and performance stock units were granted to our Named Executive Officers in each of fiscal 2022, 2021 and fiscal 2020. Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of a Named Executive Officer’s death or “disability,” and upon “retirement,” full vesting in the case of time-based restricted stock units and pro-rata vesting in the case of performance-based restricted stock units. Such accelerated vesting benefits are subject to the achievement of performance goals in the case of performance stock units. The performance stock units also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance and corporate transaction vesting provisions, the performance stock units will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the equity awards, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the equity awards, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the equity awards, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of their job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or damage to the reputation of the company.

For purposes of the equity awards, “change in control” generally has the same meaning as “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on January 29, 2023. None of our Named Executive Officers were eligible to retire on January 29, 2023.

Name	Death/Disability (1)(2)	Award Termination (No Substitute Award) (1)(2)
Laura Alber	$30,666,300(3)(4)	$43,408,162(8)
Jeff Howie	$3,165,483(5)	$7,681,775(9)
Marta Benson	$7,545,859(6)	$11,090,212(10)
David King	$4,541,246(7)	$6,499,438(11)
Alex Bellos	—	—
Julie Whalen	—	—

(1)     Value is based on a stock price of $126.67, the closing price of our common stock on January 27, 2023, the last business day of fiscal 2022.

(2)     For illustrative purposes only, performance stock units are estimated at target.

(3)     Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 66.

(4)     Represents the sum of (i) $13,113,132 for acceleration of vesting of 103,522 restricted stock units and (ii) $17,553,168 for acceleration of vesting of 138,574 performance stock units.

(5)     Represents the sum of (i) $ 2,529,980 for acceleration of vesting of 19,973 restricted stock units and (ii) $635,503 for acceleration of vesting of 5,017 performance stock units.

(6)     Represents the sum of (i) $4,549,100 for acceleration of vesting of 35,913 restricted stock units and (ii) $2,996,759 for acceleration of vesting of 23,658 performance stock units.

(7)     Represents the sum of (i) $3,223,751 for acceleration of vesting of 25,450 restricted stock units and (ii) $1,317,495 for acceleration of vesting of 10,401 performance stock units.

(8)     Represents the sum of (i) $18,944,638 for acceleration of vesting of 149,559 restricted stock units and (ii) $24,463,524 for acceleration of vesting of 193,128 performance stock units.

(9)    Represents the sum of (i) $5,389,428 for acceleration of vesting of 42,547 restricted stock units and (ii) $2,292,347 for acceleration of vesting of 18,097 performance stock units.

(10)    Represents the sum of (i) $6,587,220 for acceleration of vesting of 52,003 restricted stock units and (ii) $4,502,992 for acceleration of vesting of 35,549 performance stock units.

(11)    Represents the sum of (i) $4,567,720 for acceleration of vesting of 36,060 restricted stock units and (ii) $1,931,718 for acceleration of vesting of 15,250 performance stock units.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(7)	Non-GAAP EPS(8)
					Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$17,322,255	$(163,581)	$5,596,435	$(3,488,288)	$192.77	$125.62	$1,128	$16.54
2021	$21,324,327	$78,793,201	$6,411,575	$15,913,266	$229.91	$153.61	$1,126	$14.85
2020	$24,133,526	$87,708,139	$6,296,302	$17,033,486	$188.41	$141.39	$681	$9.04
(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Alber (our President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. Alber, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Alber during the applicable year. Negative amounts in column (c) are primarily attributable to changes in year over year fair value of equity awards granted in a prior year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Alber’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(1)	Equity Award Adjustments(2)	Compensation Actually Paid to PEO
2022	$17,322,255	$(11,999,916)	$(5,485,920)	$(163,581)
2021	$21,324,327	$(11,999,857)	$69,468,731	$78,793,201
2020	$24,133,526	$(17,350,601)	$80,925,214	$87,708,139
(1)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(2)The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following:
(i)the year-end fair value (computed consistent with the methodology used for share-based payments under U.S. GAAP) of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	(i) Year End Fair Value of Outstanding and Unvested Equity Awards	(ii) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v) Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$9,258,310	$(12,970,739)	—	$(1,773,491)	—	—	$(5,485,920)
2021	$21,522,305	$31,916,002	—	$16,030,424	—	—	$69,468,731
2020	$31,411,874	$52,231,773	—	$(2,718,433)	—	—	$80,925,214
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Ms. Alber who has served as our CEO since 2010) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Ms. Alber) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Howie, Ms. Benson, Mr. King, Mr. Bellos, and Ms. Whalen; and (ii) for 2021 and 2020, Ms. Whalen, Mr. Bellos, Ms. Benson, and Ryan Ross, the former President of the Williams Sonoma brand.
(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Ms. Alber), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Ms. Alber) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Ms. Alber) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(1)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$5,596,435	$(3,899,851)	$(5,184,872)	$(3,488,288)
2021	$6,411,575	$(3,062,327)	$12,564,018	$15,913,266
2020	$6,296,302	$(3,644,105)	$14,381,289	$17,033,486
(1)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	(i) Average Year End Fair Value of Equity Awards	(ii) Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	(iii) Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	(iv) Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(v) Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(vi) Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$1,978,459	$(984,095)	—	$(252,583)	$(5,926,653)	—	$(5,184,872)
2021	$4,943,199	$5,227,599	—	$2,393,220	—	—	$12,564,018
2020	$7,525,673	$7,266,557	—	$(410,941)	—	—	$14,381,289

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P Retailing.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)    Non-GAAP EPS means the Company’s diluted earnings per share, exclusive of certain items as described below. Diluted earnings per share is computed as net earnings divided by the weighted average number of common shares outstanding plus common stock equivalents for the period. Common stock equivalents consist of shares subject to stock-based awards with exercise prices less than or equal to the average market price of our common stock for the period, to the extent their inclusion would be dilutive. Non-GAAP adjustments may vary from year to year, but for the years included herein consist of the following: (i) acquisition-related compensation expenses and the amortization of acquired intangible assets, (ii) inventory write-offs, (iii) expenses associated with store asset impairments, and (iv) tax benefit resulting from a non-recurring adjustment to certain deferred tax assets and liabilities, and (v) impairment charges for certain hardware and software costs and goodwill of Aperture, a division of our Outward, Inc. subsidiary. We use achievement of Non-GAAP EPS performance to fund our Bonus Plan and allocate awards to reflect brand and operational performance. The Company has determined that Non-GAAP EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance. A reconciliation of the GAAP to non-GAAP diluted earnings per share may be found on pages 10 to 11 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 16, 2023, which is incorporated herein by reference.

Tabular list of Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to the company’s performance are as follows:
•Non-GAAP EPS
•Revenue (3-year CAGR)
•EPS (3-year CAGR)
•Operating Cash Flow (3-year average)
•ROIC (3-year average)
Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes various performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Ms. Alber and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Alber) is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Ms. Alber and to the other NEOs is comprised of equity awards and the negative values in 2022 are attributable to year-over-year changes in fair value of equity awards granted in a prior year and the forfeiture of equity awards granted to Mr. Bellos and Ms. Whalen at the time of their departure. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 66% of the value of total compensation awarded to the NEOs is to be comprised of equity awards, including restricted stock units and performance-based restricted stock units.

Compensation Actually Paid vs. Company TSR
$100,000,000
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
Compensation Actually Paid
$240.00
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
Cumulative TSR
(Value of initial $100 Investment)
$188.41
$229.91
$192.77
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Williams-Sonoma, Inc. TSR

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Ms. Alber and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Alber) is generally aligned with the Company’s net income over the three years presented in the table because a significant portion of the compensation actually paid to such individuals is comprised of equity awards and the negative values in 2022 are attributable to year-over-year changes in fair value of equity awards granted in a prior year and the forfeiture of equity awards granted to Mr. Bellos and Ms. Whalen at the time of their departure. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Non-GAAP EPS, which the Company uses for setting goals in the Company’s short-term incentive compensation program.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (millions)
$100,000,000
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$1,300
$1,100
$900
$700
$500
$300
$100
$681
$1,126
$1,128
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid and Non-GAAP EPS

As demonstrated by the following graph, the amount of compensation actually paid to Ms. Alber and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Alber) is generally aligned with the Company’s Non-GAAP EPS over the three years presented in the table because a significant portion of the compensation actually paid to such individuals is comprised of equity awards and the negative values in 2022 are attributable to year-over-year changes in fair value of equity awards granted in a prior year and the forfeiture of equity awards granted to Mr. Bellos and Ms. Whalen at the time of their departure. Given the importance of EPS to our executive compensation program, as discussed below, the Company has determined that Non-GAAP EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Non-GAAP EPS as the funding goal for the Bonus Plan. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 17% of the value of total compensation awarded to the NEOs consists of amounts determined under the short-term incentive compensation program.

Compensation Actually Paid vs. Non-GAAP Diluted EPS
Compensation Actually Paid
Non-GAAP Diluted EPS
$100,000,000
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
$9.04
$14.85
$16.54
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Non-GAAP Diluted EPS

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the following graph, the Company’s cumulative TSR over the three-year period presented in the table was 93%, while the cumulative TSR of the peer group presented for this purpose, the S&P Retailing, was 26% over the three years presented in the table. The Company’s cumulative TSR consistently outperformed the S&P Retailing peer group during the three years presented in the table, representing the Company’s superior financial performance as compared to the companies comprising the S&P Retailing peer group. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis.”

Company TSR vs. Peer Group TSR
Cumulative TSR
(Initial $100 Investment)
$240.00
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$229.91
$188.41
$192.77
$153.61
$141.39
$125.62
$100.00
$100.00
2019
2020
2021
2022
Williams-Sonoma, Inc. TSR
Peer Group TSR

CEO Pay Ratio

We are required to disclose the annual total compensation of the Chief Executive Officer, the median of the annual total compensation of all employees of the company and its subsidiaries excluding the Chief Executive Officer (“Median Employee”) and the ratio of those two amounts (“CEO Pay Ratio”) for fiscal 2022. The annual total compensation of our Chief Executive Officer was $17,322,255 in fiscal 2022, as reflected in the Summary Compensation Table above. Based on reasonable estimates, the annual total compensation of the Median Employee was $27,046 for fiscal 2022. Accordingly, for fiscal 2022, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees was 640 to 1. The Median Employee for fiscal 2022 was a Stock Associate located in Tennessee. In preparation for and during our holiday selling season in the fourth quarter of our fiscal year, we hire a substantial number of temporary and seasonal employees, primarily in our retail stores, customer care centers and distribution facilities, who are included in the determination of the median employee. If we exclude permanent part-time, temporary and seasonal employees from our pay ratio calculation, the median annual total compensation of the remaining employees increases to $46,093, which would result in a ratio of 376 to 1.

The annual total compensation used to identify our Median Employee for fiscal 2022 was determined based on all taxable wages earned in fiscal 2022 for each individual who was employed on the last day of the fiscal year. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable exchange rate as of the end of the fiscal year.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to grants to executive officers and non-employee directors of the company. The Compensation Committee delegated to Scott Dahnke, the Chair of the Compensation Committee and Laura Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants for fiscal 2022.

The Compensation Committee also appointed an Incentive Award Committee consisting of Laura Alber and Julie Whalen (until her departure) for fiscal 2022. The Compensation Committee delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan within certain prescribed limits to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 5, 2023. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura Alber Age 54	*

Jeff Howie Age 53
•Executive Vice President, Chief Financial Officer since 2022
•Executive Vice President, Chief Administrative Officer, 2021 – 2022
•Executive Vice President, Chief Administrative Officer Pottery Barn Brands, 2017 – 2021
•Executive Vice President, Inventory Management and Brand Finance, Pottery Barn Brands, 2016 – 2017
•Senior Vice President, Finance and Inventory Management, Williams Sonoma Brands, 2013 – 2016
•Senior Vice President, Inventory Management, Pottery Barn Kids and Teen, 2008 – 2013
•Vice President, Inventory Management, Pottery Barn Kids, 2004 – 2008
•Director, Inventory Management, Pottery Barn Kids, 2002 – 2004

Marta Benson Age 60
•CEO and President, Pottery Barn Brands since 2023
•President, Pottery Barn Brand, 2017 – 2023
•Executive Vice President, Pottery Barn Merchandising, 2015 – 2017
•Senior Vice President, Business Development, 2011 – 2015
•Chief Executive Officer, Gump’s, 2006 – 2011

David King Age 54
•Executive Vice President, General Counsel and Secretary since 2017
•Senior Vice President, General Counsel and Secretary, 2011 – 2017
•Vice President, Deputy General Counsel, 2010 – 2011
•Vice President, Associate General Counsel, 2006 – 2010
•Director, Associate General Counsel, 2004 – 2006

* Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 21 of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that employees must not engage in any transaction when an employee may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 5, 2023 by:
•each person known to us to own more than 5% of our outstanding common stock;
•each director;
•the Named Executive Officers; and
•all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock	Awards Exercisable or Vesting within 60 days(1)	Total	Percent of Class(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	7,937,719	—	7,937,719(3)	12.1%
FMR LLC 245 Summer Street Boston, MA 02210	—	6,671,613	—	6,671,613(4)	10.2%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	6,271,877	—	6,271,877(5)	9.6%
Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	4,637,462	—	4,637,462(6)	7.1%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	4,094,521	—	4,094,521(7)	6.2%
Blackhill Capital, Inc. 161 Madison Avenue Morristown, NJ 07960	—	3,951,370	—	3,951,370(8)	6.0%
Laura Alber	Director, Chief Executive Officer and President	526,270(9)	308,833	835,103	1.3%
Jeff Howie	Executive Vice President, Chief Financial Officer	9,038	9,146	18,184	*
Marta Benson	CEO and President, Pottery Barn Brands	35,186	57,625	92,811	*
David King	Executive Vice President, General Counsel	33,551(10)	31,598	65,149	*
Scott Dahnke	Director	20,000	2,227	22,227	*
Esi Eggleston Bracey	Director	1,929(11)	1,358	3,287	*
Anne Finucane	Director	455	1,328	1,783	*
Paula Pretlow	Director	1,173	1,465	2,638	*
William Ready	Director	4,564(12)	1,416	5,980	*
Frits van Paasschen	Director	12,025	1,446	13,471	*
All current executive officers and directors as a group (10 persons)	—	644,191(13)	416,442	1,060,633	1.6%
* Less than 1%

(1)Reflects exercisable restricted stock units vesting within 60 days of April 5, 2023 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)Assumes settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 65,662,563 shares outstanding as of April 5, 2023.

(3)The information above and in this footnote is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 9, 2023. The Vanguard Group, Inc. has shared voting power with respect to 30,652 shares, sole dispositive power with respect to 7,841,268 shares and shared dispositive power with respect to 96,451 shares.

(4)The information above and in this footnote is based on information taken from the Schedule 13G/A filed by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC, with the Securities and Exchange Commission on February 9, 2023. FMR LLC has sole voting power with respect to 6,647,373 shares and sole dispositive power with respect to 6,671,613 shares. Ms. Johnson has sole dispositive power with respect to 6,671,613 shares.

(5)The information above and in this footnote is based on information taken from the Schedule 13G/A of BlackRock Inc. filed with the Securities and Exchange Commission on February 7, 2023. BlackRock Inc. has sole voting power with respect to 6,028,932 shares and sole dispositive power with respect to 6,271,877 shares.

(6)The information above and in this footnote is based on information taken from the Schedule 13G/A filed by Aristotle Capital Management, LLC with the Securities and Exchange Commission on February 14, 2023. Aristotle Capital Management, LLC has sole voting power with respect to 4,631,155 shares and sole dispositive power with respect to 4,637,462 shares.

(7)The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 13, 2023. Capital Research Global Investors has sole voting power with respect to 4,094,521 shares and sole dispositive power with respect to 4,094,521 shares.

(8)The information above and in this footnote is based on information taken from the Schedule 13G filed by Blackhill Capital, Inc. with the Securities and Exchange Commission on February 13, 2023. Blackhill Capital, Inc. has sole voting power with respect to 3,951,370 shares and sole dispositive power with respect to 3,951,370 shares.

(9)Includes 16,146 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 5, 2023.

(10)Includes 227 shares held by Mr. King in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 5, 2023.

(11)Includes 678 fully vested deferred stock units awarded to Ms. Bracey in lieu of her cash compensation for service on our Board during fiscal 2022, in accordance with our Director Compensation Policy.

(12)Includes 258 fully vested deferred stock units awarded to Mr. Ready in lieu of his cash compensation for service on our Board during fiscal 2021, in accordance with our Director Compensation Policy.

(13)Includes 16,373 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 5, 2023.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received by our Secretary at our principal executive offices no later than December 16, 2023 in order to be included in our Proxy Statement for the 2024 Annual Meeting. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2024 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

In order to submit a proposal to be raised at the 2024 Annual Meeting that will not be included in our Proxy Statement for the 2024 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to May 31, 2024, the anniversary of our 2023 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between February 1, 2024 and March 2, 2024 in order to be raised at our 2024 Annual Meeting.

Under our Restated Bylaws, if the date of the 2024 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2024 Annual Meeting must be delivered not later than the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations, Corporate Governance and Social Responsibility Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements of three percent (3%) or more of our common stock for at least three years who wishes to nominate a candidate or candidates for election in connection with our 2024 Annual Meeting and require us to include such nominees in our Proxy Statement and form of proxy for our 2024 Annual Meeting must submit a notice to our Secretary at our principal executive offices no later than December 16, 2023 and no earlier than November 16, 2023 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which we first mailed our proxy materials for our 2023 Annual Meeting). If the date of the 2024 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2023 Annual Meeting (the “Other Meeting Date”), the notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the 10th day following the date on which public announcement of the date of such meeting is first made by the us.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).

If we receive notice of a matter to come before the 2024 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this proxy statement, the company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement, including in in the Corporate Governance Section, the Compensation Committee letter and the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our ESG and DEI strategies and initiatives, our business opportunities, initiatives, strategy and related actions, and our financial targets and stockholder engagement. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our 2022 Annual Report on Form 10-K. The company undertakes no obligation to update information in this proxy statement.

INFORMATION REFERENCED IN THIS PROXY STATEMENT

The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2022 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California
April 14, 2023